UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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CARPARTS.COM, INC.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD May 18, 2021
To the Stockholders of CarParts.com, Inc.:
NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of CarParts.com, Inc., a Delaware corporation (the “Company”), will be held on May 18, 2021 at 9:00 a.m. Pacific Time at the offices of the Company located at 2050 W. 190th Street, Suite 400, Torrance, California 90504, to consider and vote on the following proposals:
1.	election of the following Class III directors to hold office for a term of three years and until their respective successors are elected and qualified: Lev Peker, Warren Phelps III, Dr. Lisa Costa;
2.	ratification of the appointment of RSM US LLP, an independent registered public accounting firm, as independent auditors of the Company for fiscal year 2021; and
3.	approval of the CarParts.com, Inc. 2021 Employee Stock Purchase Plan.
At the Annual Meeting, we will also transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on March 24, 2021 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices and at the Annual Meeting.
All stockholders are cordially invited to attend the meeting in person. If you wish to attend the meeting in person, you will need to RSVP and print your admission ticket at www.proxyvote.com. An admission ticket together with photo identification must be presented in order to be admitted to the meeting. If you hold your shares in street name, you will also need to obtain and present a legal proxy entitling you to vote at the Annual Meeting from the broker, bank or other nominee that holds your shares. Please refer to page 1 of the accompanying proxy statement for further details.
April 27, 2021
By Order of the Board of Directors

Lev Peker
Chief Executive Officer
YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON BY REGISTERING AT PROXYVOTE.COM. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.
CarParts.com, Inc.
2050 W. 190th Street, Suite 400
Torrance, California 90504
********************************

CARPARTS.COM, INC.
2050 W. 190th Street, Suite 400
Torrance, California 90504
PROXY STATEMENT
These proxy materials and the enclosed proxy card or voting instruction form are being furnished to holders of the common stock, par value $0.001 per share of CarParts.com, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”), to be voted at the 2021 Annual Meeting of Stockholders to be held on May 18, 2021 and at any adjournment or postponement of the meeting (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m. Pacific Time at the offices of the Company located at 2050 W. 190th Street, Suite 400, Torrance, California 90504. These proxy materials are expected to be mailed on or about April 26, 2021 to all stockholders entitled to vote at the Annual Meeting.
Purpose of Meeting
The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of the Annual Meeting of Stockholders (the “Notice”) and are described in more detail in this proxy statement.
Meeting Admission
To attend the Annual Meeting, you will need to bring an admission ticket and photo identification. You will need to print an admission ticket in advance by visiting www.proxyvote.com and following the instructions there. You will need the 16-digit control number to access www.proxyvote.com. You can find your control number on:
•	Your proxy card available at www.proxyvote.com or included with this proxy statement; or
•	Your voting instruction card if you hold your shares in street name through a broker, bank or other nominee.
If you hold your shares in street name, you will also need to obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote your shares at the Annual Meeting. You must present this legal proxy, as well as an admission ticket and valid photo identification at the entrance to the meeting.
For questions about admission to the Annual Meeting, please contact our Corporate Secretary at (310) 735-0089.
Voting; Quorum
The record date for determining those stockholders who are entitled to notice of, and to vote at, the Annual Meeting has been fixed as March 24, 2021. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. Each share of our common stock outstanding on the record date entitles its holder to one vote on all matters presented for a stockholder vote at the Annual Meeting. Holders of common stock.
As of the record date, 50,602,499 shares of our common stock were outstanding.
The presence at the Annual Meeting, either in person or by proxy, of holders of a majority of the outstanding shares of our common stock and Series A Convertible Preferred entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a quorum is not present, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.
Proposal One. Our Second Amended and Restated Certificate of Incorporation provides for a plurality voting standard for the election of directors. Under this voting standard, the three nominees receiving the highest number of “For” votes cast at the Annual Meeting will be elected as Class III directors. “Withhold” votes and “Broker non-votes” will not be counted as votes cast, and, therefore, will have no effect on the election of directors.

Proposals Two and Three. Approval of Proposal Two (ratification of the appointment of RSM US LLP as our independent registered public accounting firm) and Proposal Three (approval of the CarParts.com, Inc. 2021 Employee Stock Purchase Plan) requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the proposal at the Annual Meeting. If you “Abstain” from voting, it will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on Proposal Three and no broker non-votes are expected on Proposal Two.
All votes will be tabulated by the inspector of election appointed for the Annual Meeting.
Proxies
If you have shares for which you are the stockholder of record, you may vote those shares by proxy. You may vote by mail, internet or telephone pursuant to instructions provided on the proxy card. Additionally, shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting.
Most of our stockholders hold their shares as a beneficial owner through a broker, bank or other nominee rather than directly in their own name. If you are the beneficial owner of shares held in “street name,” you may vote by mail, internet or telephone by following the voting instruction card provided to you by your broker or other nominee. If your shares are held in street name, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds the shares giving you the right to vote the shares at the Annual Meeting.
If you do not give instructions to your broker, your shares may constitute “broker non-votes.” Under applicable stock exchange rules that govern brokers who are voting shares held in street name, a broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. Proposal Two (ratification of the appointment of RSM US LLP as our independent registered public accounting firm) is considered routine, while each of the other proposals to be submitted for a vote of stockholders at the Annual Meeting is considered non-routine. Accordingly, if you hold your shares of common stock in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote on Proposal Two at the Annual Meeting, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal Two in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual Meeting.
If you are a stockholder of record, you may revoke a proxy at any time before it is voted at the Annual Meeting by: (a) delivering a proxy revocation or another duly executed proxy bearing a later date to our Corporate Secretary at 2050 W. 190th Street, Suite 400, Torrance, California 90504; (b) voting again by telephone or over the internet at a later time (only your latest dated proxy will be counted); or (c) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless you actually vote in person at the meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker or other nominee in accordance with the instructions they provided, or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.
The enclosed proxy also grants the named proxy holders discretionary authority to vote on any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof. We have not been notified by any stockholder of his or her intent to present any other business at the Annual Meeting.
Solicitation
We will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this proxy statement, the Notice, the proxy card and any additional solicitation material furnished to the stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, although there is no formal agreement to do so, we may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, facsimile, email or any other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. In the discretion of management, we reserve the right to retain a proxy solicitation firm to assist in the solicitation of proxies. Although we do not currently expect to retain such a firm, we estimate that the fees of such firm would range from $10,000 to $15,000 plus out-of-pocket expenses, all of which would be paid by us.
Note with Respect to Forward-Looking Statements
We have made certain forward-looking statements in this proxy statement that relate to expectations concerning matters that are not historical or current facts. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933 as amended (the “Securities Act”). In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. We cannot assure you that such expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from such expectations, and you should not place undue reliance on these forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by such language. Important factors that may cause such a difference include, but are not limited to, uncertainties regarding the impact of COVID-19 on our business and the economy generally, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather, the impact of the customs issues and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov The forward-looking statements contained herein speak only as of the date of this proxy statement. Except as required by law, we do not undertake any obligation to update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF DIRECTORS
Our Second Amended and Restated Certificate of Incorporation provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms and each as nearly equal in number as possible as determined by our Board of Directors. As a result, a portion of our Board of Directors will be elected each year. Mr. Maier and Ms. Liu have been designated as Class II directors whose terms expire at the 2023 Annual Meeting of Stockholders. Messrs. Peker and Phelps and Dr. Costa and have been designated Class III directors whose terms expire at the Annual Meeting. Messrs. Greyson and Barnes have been designated Class I directors whose terms expire at the 2022 Annual Meeting of Stockholders.
The class whose term of office expires at the Annual Meeting currently consists of three directors. On the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors selected and approved Messrs. Peker and Phelps and Dr. Costa as nominees for election as Class III directors at the Annual Meeting to serve for a term of three years, expiring at the 2024 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified or until their earlier resignation or removal. Each nominee for election is currently a member of our Board of Directors and has consented to be named in this proxy statement and agreed to serve if elected. Management has no reason to believe that any of the nominees will be unavailable to serve. In the event any of the nominees named herein is unable to serve or for good cause will not serve at the time of the Annual Meeting, the persons named in the proxy will exercise discretionary authority to vote for a substitute nominee or reduce the size of the Board. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR ALL the nominees named below.
Stockholder Approval
Directors are elected by a plurality of the votes cast at the Annual Meeting. Accordingly, the three nominees receiving the highest number of affirmative votes cast will be elected as Class II directors. At the Annual Meeting, stockholders are being asked to elect Messrs. Peker and Phelps and Dr. Costa as Class III directors to hold office for a term of three years and until his or her respective successor is elected and qualified.
Recommendation of Our Board of Directors
Our Board of Directors recommends a vote “FOR ALL” the Class III director nominees listed below.
Information about Directors and Nominees
We believe that our Board as a whole should encompass a range of talent, skill, diversity and expertise enabling it to provide sound guidance with respect to our operations and interests. In addition to considering a candidate’s background and accomplishments, the Nominating and Corporate Governance Committee reviews candidates in the context of the current composition of the Board and the evolving needs of our business. In accordance with the listing standards of The Nasdaq Stock Market (the “Nasdaq Rules”) we have charged our Nominating and Corporate Governance Committee with ensuring that at least a majority of the directors qualify as “independent” under the Nasdaq Rules. See “Corporate Governance -Board Committees and Meetings - Nominating and Corporate Governance Committee” for a discussion of the factors that are considered in selecting our director nominees.
Our Board is currently comprised of seven directors. The table and narrative below sets forth information regarding each of our directors and our director nominees, including his or her age as of the date of the Annual Meeting, the year they first became directors, business experience during at least the past five years, public company boards they currently serve on or have recently served, and certain other biographical information and attributes that the Nominating and Corporate Governance Committee determined qualify them to serve as directors. The Nominating and Corporate Governance Committee believes that the director nominees and the other current directors have the following other key attributes that are important to an effective board of directors: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience and thought; and the commitment to devote significant time and energy to serve on the Board and its committees.
					Committee
Name	Age	Director Since	Current Position(s)	Independent	Audit	Compensation	Nominating and Corporate Governance
Warren B. Phelps III	73	2007	Chairman of the Board	X		Chairman	Chairman
Jim Barnes	54	2019	Director	X		X
Dr. Lisa Costa	57	2020	Director	X	X		X
Jay K. Greyson	60	2014	Director	X	Chairman	X
Nanxi Liu	30	2020	Director	X	X		X
Henry Maier	67	2021	Director	X
Lev Peker	38	2019	Chief Executive Officer and Director
Class III Director Nominees
Lev Peker has been our Chief Executive Officer and a director since January 2019. Mr. Peker previously served as the Chief Marketing Officer of Adorama Camera Inc., a leading online destination for photography, imaging and consumer electronics, from August 2015 to December 2018. Prior to that time, Mr. Peker served as the Senior Director and General Manager of eCommerce Strategy and Operations of Sears Holding Corporation, a leading integrated retailer providing merchandise and related services, from August 2014 until July 2015. From April 2008 until July 2014, Mr. Peker served in various roles at CarParts.com, Inc. (formerly U.S. Auto Parts Network, Inc.) including as Vice President and General Manager of Online Marketplaces from June 2013 to July 2014, as Director and General Manager of Online Marketplaces from March 2009 until June 2013, and as Manager of Financial Planning and Analysis from April 2008 until March 2009. Mr. Peker’s prior experience also includes serving as a Senior Financial Analyst at Smart & Final, Inc., as a Senior Analyst at KPMG, and as a Senior Associate at Pricewaterhousecoopers LLP. Mr. Peker holds a B.S. degree in Accounting from the University of Southern California and an M.B.A. degree in Marketing and Strategy from University of California, Los Angeles. We believe Mr. Peker’s valuable business and leadership experience, particularly in the e-commerce industry, combined with his intimate knowledge of our financial and operational status gained through his various roles at the Company, qualifies Mr. Peker to serve as a director.
Warren B. Phelps III has been a director since September 2007 and has served as Chairman of the Board since August 2017. Since January 2013 he has served as Executive Chairman of Empower RF Systems (“Empower”), a developer and manufacturer of high power RF amplifiers for the defense and commercial markets. From October 2009 until December 2012, Mr. Phelps served as the Chairman and Chief Executive Officer of Empower. From 2000 until his retirement in September 2006, Mr. Phelps served in several executive positions for Spirent plc, a leading communications technology company, most recently as President of the Performance Analysis Broadband division. From 1996 to 2000, Mr. Phelps was at Netcom Systems, a provider of network test and measurement equipment, most recently as President and Chief Executive Officer. Prior to that, Mr. Phelps held executive positions, including Chairman and Chief Executive Officer, at MICOM Communications and in various financial management roles at Burroughs/Unisys Corporation. Mr. Phelps currently serves on the board of directors of Luna Innovations (Nasdaq: LUNA), a leader in optical technology, as well as on the board of directors of a privately held company and on the Board of Trustees of St. Lawrence University. Mr. Phelps holds a B.S. degree in mathematics from St. Lawrence University in Canton, New York and an M.B.A. from The University of Rochester in Rochester, New York. We believe that Mr. Phelps is qualified to serve as a director due to his financial background, including his qualifications as an audit committee financial expert, as well as his executive management experience across numerous technology companies.
Dr. Lisa Costa has been a director since November 2020 and has served as Chief Information Officer for USSOCOM since 2018 where she oversees a $1.2 billion information technology budget providing global capabilities to include cloud infrastructure, mobility, communications, and devsecops agile software development supporting artificial intelligence and machine learning. Dr. Costa has served as a member of multiple Defense Science Boards and has invented a number of international internet-based capabilities. She has advised

Presidential Transition Teams on emerging national security risk and advised Fortune 500 companies, including Target, Hilton, Starbucks, Cheniere, and FedEx, on data analytics and cybersecurity. She has served on the board of Hire Our Heroes and is an honoree of the James Schlesinger Award for Service to our Nation. Dr. Costa served as a director at the MITRE Corporation from 2013 to 2017, and was a Vice President at Planet Risk, Inc. from 2017 to 2018. Dr. Costa holds Bachelor of Science degrees in Computer Science and Mathematics from Rollins College, an MBA from Tampa College, and a PhD in Computer Science from Union Institute. We believe that Dr. Costa is qualified to serve as a director due to her cybersecurity and data analytics expertise and her deep understanding of business, technology, and eCommerce, as well as her experience in advising Fortune 500 companies. Director Jay Greyson recommended Dr. Costa to the Board.
Directors Whose Terms Continue
Class II Directors - Terms Expiring at the 2023 Annual Meeting of Stockholders
Nanxi Liu has been a director since July 2020 and is the Chief Executive Officer Enplug, a leading digital display software company used by Fortune 500 companies, which she co-founded in 2012. Ms. Liu was named one of Forbes' 30 Under 30 and Fortune's 10 Most Promising Women Entrepreneurs. Nanxi also serves on the Board of Directors for Kindred Biosciences (NASDAQ: KIN), a pet biopharmaceutical company and the Board of Advisors for Covington Capital, which manages $3 billion. She is a Partner at XFactor Ventures, where she invests in women-founded startups. In 2019, Nanxi was appointed as one of five voting members to the California Department of Motor Vehicles' New Motor Vehicle Board. Ms. Liu holds a Bachelor of Science degree in Business Administration and a Bachelor of Arts degree in Political Economy from the University of California, Berkeley. We believe that Ms. Liu’s extensive experience in running and advising technology companies qualify her to serve as a director. Ms. Liu was recommended to the Board by an independent third party.
Henry Maier has been a director since April 2021. Since 2013, Henry has been President and Chief Executive Officer of FedEx Ground, a $16.6 billion subsidiary of FedEx Corp. As the leader of FedEx Ground, he has developed a deep and strong skill set relating to strategy development and execution. Prior to assuming this role in 2013, Henry held various other senior executive roles in the areas of marketing, communications and strategic planning. Henry holds a bachelor’s degree in economics from the University of Michigan. He also holds board positions with the United Way of Southwestern Pennsylvania, the Allegheny Conference on Community Development, and Kansas City Southern (KCS), a publicly traded transportation holding company with railroad investments in the U.S., Mexico and Panama. We believe Henry is qualified to serve on the Board due to his extensive executive leadership skills, which will strengthen the Board’s ability to oversee the execution of our Company’s strategy and his extensive leadership experience within the logistics and transportation industry.
Class I Directors - Terms Expiring at the 2022 Annual Meeting of Stockholders
Jay K. Greyson has been a director since June 2014. Since 2006, Mr. Greyson has been the Co-founder of Supply Chain Equity Partners, a private equity firm focused on the distribution and logistics industry. Also, since 2006, Mr. Greyson has served as the Co-founder, Managing Director, and Principal of Vetus Partners, an investment bank, and previously served as Chief Compliance Officer of Vetus Securities, a registered broker dealer, through November 2014. Prior to that, from 2000 to 2006, Mr. Greyson served in various capacities including as a Director with Brown Gibbons Lang & Company, an investment bank. Also, Mr. Greyson has served as a General Manager and Vice President of several leading electronic manufacturers. Mr. Greyson also serves on the Board of Directors of several private companies as Chairman, Operating Director, and Director. Mr. Greyson holds a B.S. degree in Electrical Engineering from the University of Virginia and an M.B.A. from the University of Chicago. We believe that Mr. Greyson is qualified to serve as a director due to his leadership experience in private equity and investment banking, combined with his financial background and management experience in manufacturing, distribution and supply chain.
Jim Barnes has served as our director since October, 2019 and was appointed as the Second Director pursuant to the Nia Agreement (as defined below). Since 2002 Mr. Barnes has served as the CEO of enVista, LLC, a supply chain and unified commerce consulting firm, which he co-founded. Prior to founding enVista, he was the Executive Vice President and co-founder of Q4 Logistics. He has spent the last 25 years deploying supply chain and enterprise solutions and synchronizing material and information flow for Fortune 500 brands and retail companies. Mr. Barnes holds a B.S. degree in Mechanical Engineering Technology from Purdue University. We believe that Mr. Barnes’ industry experience together with his leadership experience qualify him to serve as a director.
Family Relationships
There are no family relationships among any of our directors, executive officers and director nominees.

CORPORATE GOVERNANCE
Code of Ethics and Business Conduct
Our Board of Directors has adopted a Code of Ethics and Business Conduct which applies to all directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and employees. The full text of our Code of Ethics and Business Conduct is available on the Investor Relations section of our website at www.carparts.com which can be directly accessed at https://www.carparts.com/investor/corporate-governance. We intend to disclose future amendments to certain provisions of the Code of Ethics and Business Conduct, and any waivers of provisions of the Code of Ethics and Business Conduct required to be disclosed under the rules of the SEC or the Nasdaq Rules, at the same location on our website. The information contained in, or that can be accessed through, our website does not constitute a part of this proxy statement.
Director Independence
The Board reviewed the independence of each of our directors on the basis of the standards adopted by the Nasdaq Stock Market (“Nasdaq”). During this review, the Board considered transactions and relationships between the Company, on the one hand, and each director, members of his or her immediate family, and other entities with which he or she is affiliated, on the other hand. The purpose of this review was to determine which of such transactions or relationships were inconsistent with a determination that the director is independent under the Nasdaq Rules. After the review, the Board of Directors has determined that each of our directors with the exception of Mr. Peker satisfy the requirements for “independence” under the listing standards of the Nasdaq Rules. In making its determination regarding the independence of Mr. Maier, the Board considered the fact that Mr. Maier has served as president and CEO of FedEx Ground and payments made by the Company in the ordinary course to FedEx Ground for shipping and carrier services at market rates and terms which payments represented less than 1% of the total revenue of each of FedEx Ground and its parent FedEx Corporation. The Board also considered the fact that Mr. Maier will be retiring from his position at FedEx Ground effective July 31, 2021. In addition, our Board previously determined that former director Mr. Joshua Berman satisfied the requirements for “independence” under the listing standards of the Nasdaq Rules during his service on the Board through his resignation on November 12, 2020.
Board Leadership Structure
The Board has maintained a separation between the seats of Chairman and Chief Executive Officer since we went public in 2007 in recognition of the different demands and responsibilities of the roles and to emphasize the independence of the role of Chairman. The separate roles allow us to have a Chairman focused on the leadership of the Board, providing our Chief Executive Officer with the ability to focus more of his time and energy on managing our operations. The Board also meets regularly in executive session without the presence of management.
Board Oversight of Risk
The Board is responsible for overseeing our risk management but its duties in this regard are supplemented by the Audit Committee, which is responsible for discussing with management and our independent auditors policies with respect to risk assessment and risk management, including the process by which we undertake major financial and accounting risk assessment and management. The Audit Committee also oversees our corporate compliance programs, as well as the internal audit function. In addition to the Audit Committee’s work in overseeing risk management, our full Board periodically engages in discussions of the most significant risks that the Company is facing and how these risks are being managed, and the Board receives reports on risk management from senior officers of the Company and from the Chairman of the Audit Committee. The Audit Committee meets privately with our management team in order to assess the overall control environment and “tone at the top” and to provide the Audit Committee with direct feedback as to any control or oversight issues. Other committees, including the Compensation Committee, review risks relevant to their particular areas of responsibility, such as whether the compensation of executive management encourages them to take undue risk. These matters are reviewed at Board meetings as well and, if deemed necessary and appropriate, in executive session with only the independent directors present. Our management team has the primary responsibility for identifying and managing the known, material risks which could affect our operating and financial performance.

At least annually, upon reviewing and establishing the financial and operating targets for the next fiscal year, the management team reviews with the full Board the key risks facing the Company during the upcoming year and the plans the Company has put in place to mitigate those risks, and the management team reviews subsets of risk on a more frequent basis with the Board.
Our Board believes that the process it has established to administer the Board’s risk oversight function would be effective under a variety of leadership frameworks and, therefore, does not have a material effect on our choice of the Board’s leadership structure described above under “Board Leadership Structure.”
Board Committees and Meetings
Our Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each committee has a written charter that is reviewed annually and revised as appropriate. A copy of each committee’s charter is available on the Investor Relations section of our website at www.carparts.com.
During fiscal 2020, the Board of Directors and the various committees of the Board held the following number of meetings: Board of Directors - 19; Audit Committee - 5; Compensation Committee - 7; and Nominating and Corporate Governance Committee - 4. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees on which they served during the period in which they served. We do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders; however, directors are encouraged to attend all such meetings. All of our then-serving directors attended our 2020 Annual Meeting of Stockholders.
Audit Committee. Our Audit Committee consists of Mr. Greyson, and Mses. Costa and Liu. Mr. Greyson is the Chairman of the Audit Committee. Our Board of Directors has determined that each member of the Audit Committee is independent under the Nasdaq Rules and Rule 10A-3 under the Exchange Act. In addition, Mr. Greyson qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. The primary functions of this committee include the following:
•	meeting with our management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting;
•	meeting with our independent auditors and with internal financial personnel regarding these matters;
•	pre-approving audit and non-audit services to be rendered by our independent auditors;
•	appointing from time to time, engaging, determining the compensation of, evaluating, providing oversight of the work of and, when appropriate, replacing our independent auditors;
•
reviewing our financial statements and periodic reports and discussing the statements and reports with our management and independent auditors, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters;
•	reviewing our financing plans and reporting recommendations to our full Board of Directors for approval and to authorize action; and
•	administering and discussing with management and our independent auditors our Code of Ethics and Business Conduct.
Our internal financial personnel regularly meet privately with the Audit Committee and have unrestricted access to this committee. Our independent auditors report directly to the Audit Committee and they also have unrestricted access to this committee.

Compensation Committee. Our Compensation Committee consists of Messrs. Phelps, Barnes and Greyson. Mr. Phelps is the Chairman of our Compensation Committee. Our Board of Directors has determined that each member of the Compensation Committee is independent under the Nasdaq Rules. The primary functions of this committee include the following:
•
determining the compensation and other terms of employment of our executive officers and senior management, and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•	recommending to our Board of Directors the type and amount of compensation to be paid or awarded to members of our Board of Directors;
•
evaluating and recommending to our Board of Directors the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs;

•	administering the issuance of stock options and other equity incentive arrangements under our equity incentive plans; and
•
reviewing and approving the terms of employment agreements, severance arrangements, change-in-control protections and any other compensatory arrangements for our executive officers and senior management.

A more detailed description of the role of the Compensation Committee, including the role of executive officers and consultants in compensation decisions, can be found under “Executive Compensation and Other Information” below.
Compensation Committee Interlocks and Insider Participation. The members of the Compensation Committee of our Board of Directors during fiscal 2020 were Messrs. Berman, Greyson and Phelps. None of the members of our Compensation Committee at any time has been one of our officers or employees or an officer or employee of one of our subsidiaries at any time during fiscal 2020. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee.
Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of Mr. Phelps and Mses. Liu and Costa. Mr. Phelps is the Chairman of our Nominating and Corporate Governance Committee. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the Nasdaq Rules. The primary functions of this committee include the following:
•	identifying qualified candidates to become members of our Board of Directors;
•	selecting nominees for election of directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);
•	selecting candidates to fill vacancies of our Board of Directors; and
•	overseeing the evaluation of our Board of Directors.
The Nominating and Corporate Governance Committee generally seeks directors with strong reputations and experience in areas relevant to the operations and strategies of the Company’s business. In connection with their recommendations regarding the size and composition of the Board, the Nominating and Corporate Governance Committee reviews the appropriate qualities and skills required of directors in the context of the then current make-up of the Board and the needs of the Company. The Nominating and Corporate Governance Committee generally identifies candidates for election to the Board of Directors; reviews their skills, characteristics and experiences; and recommends director nominees to the Board for approval. While we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Company is taking active steps to comply with applicable legislation relating to Board diversity requirements. The Nominating and Corporate Governance Committee strives to nominate directors with a variety of complementary skills and backgrounds so that as a group, the Board will possess the appropriate talent, skills, insight and expertise to oversee our business. The Company added two female directors to the Board in 2020. The Nominating and Corporate Governance Committee assesses each candidate’s independence, personal and professional integrity, financial literacy or other professional or business experience relevant to an understanding of our business, his or her ability to think and act independently and with sound judgment, and ability and commitment to serve our and its stockholders’ long-term interests. All factors considered by the Nominating and Corporate Governance Committee are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in our business, our future opportunities and strategic plans, and other trends, as well as the portfolio of skills and experience of current and prospective directors.
The Nominating and Corporate Governance Committee generally leads the search for and selects, or recommends that the Board select, candidates for election to the Board. Consideration of new director candidates typically involves a series of committee discussions, a review of information concerning candidates and interviews with selected candidates. The Nominating and Corporate Governance Committee may in the future engage the services of a third-party search firm to identify director candidates.
The Nominating and Corporate Governance Committee will consider candidates for directors recommended by our stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in our next proxy statement. This committee will evaluate such recommendations applying its regular nominee criteria. Eligible stockholders wishing to recommend a director nominee must submit such recommendation in writing to the Chair, Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the Company’s address set forth on the first page of this proxy statement by the deadline for director nominations and stockholder proposals not intended for inclusion in our proxy statement set forth under “Additional Information” below, specifying the following information: (a) the name and address of the nominee, (b) the name, address and phone number of the stockholder making the recommendation and of the director candidate, (c) the director candidate’s qualifications for membership on the Board, (e) a resume of the candidate’s business experience and educational background as well as all of the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director if nominated by the Board, (f) a description of all direct or indirect arrangements or understandings between the recommending stockholder and the director candidate and any other person or persons (naming such person or persons) pursuant to whose request the recommendation is being made by the stockholder, (g) all other companies to which the director candidate is being recommended as a candidate for director, and (h) a signed consent of the director candidate to cooperate with reasonable background checks and personal interviews, and to serve as a director, if nominated and elected. In connection with its evaluation, the Nominating and Corporate Governance Committee may request additional information from the candidate or the recommending stockholder, and may request an interview with the candidate. The Nominating and Corporate Governance Committee has the discretion to decide which individuals to recommend for nomination as directors.
No candidates for director nominations were formally submitted to the Nominating and Corporate Governance Committee by any stockholder in connection with the election of a director at the Annual Meeting. The director nominees standing for election at this Annual Meeting are current directors of the company.
Voting Agreements with Stockholders
Board Candidate Agreement with Nia
On May 31, 2018, the Company entered into a Board Candidate Agreement (as amended, the “Nia Agreement”) with Mehran Nia and the Nia Living Trust Established September 2, 2004 (together with Mr. Nia, “Nia”).
Under the Nia Agreement, the Company appointed Mr. Nia to the Board as a Class I Director, effective May 31, 2018 and agreed to appoint a second director to the Board as a Class II Director (the “Second Director”) at such later date as mutually agreed by the Company and Nia. On January 17, 2019 and March 25, 2019, the Company and Nia entered into amendments to the Nia Agreement (the “Amendments”), under which Nia agreed to defer the right to designate a Second Director. On October 3, 2019, the Board appointed Jim Barnes as a Class II director pursuant to the Nia Agreement. In December 2020, Mr. Nia ceased to beneficially own at least 5% of the Company’s outstanding voting capital stock and in April 2021 Mr. Nia resigned as a director. As a result of the change in Mr. Nia’s beneficial ownership and his no longer serving as a director, the Nia Agreement has terminated.

Stockholder Communications to the Board
Our Board of Directors has implemented a process by which stockholders may send written communications directly to the attention of the Board, any committee of the Board or any individual Board member, care of our Corporate Secretary at 2050 W. 190th Street, Suite 400, Torrance, California 90504. The name of any specific intended Board recipient should be noted in the communication. Our Corporate Secretary will be primarily responsible for collecting, organizing and monitoring communications from stockholders and, where appropriate depending on the facts and circumstances outlined in the communication, providing copies of such communications to the intended recipients. Communications will be forwarded to directors if they relate to appropriate and substantive corporate or Board matters. Communications that are of a commercial or frivolous nature, or otherwise inappropriate for the Board’s consideration will not be forwarded to the Board.
Policy on Stock Hedging
All directors and executive officers are prohibited from engaging in short-term or speculative transactions involving our securities, such as publicly traded options, short sales, puts and calls, and hedging transactions, without Board approval.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
RSM US LLP (“RSM”) has audited our consolidated financial statements since 2015. The Audit Committee has appointed RSM to continue in this capacity for the fiscal year ending January 2, 2021 (“fiscal 2021”). We are asking our stockholders to ratify the appointment by the Audit Committee of RSM as our independent registered public accounting firm to audit our consolidated financial statements for fiscal 2021 and to perform other appropriate services. Stockholder ratification of the appointment of RSM as our independent registered public accounting firm is not required by our bylaws or otherwise. In the event that our shareholders fail to ratify the selection, it will be considered a recommendation to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent accounting firm at any time if the committee feels that such a change would be in our best interests and in the best interests of our stockholders.
A representative of RSM is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.
Stockholder Approval
The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required to ratify the appointment of RSM as our independent registered public accounting firm for fiscal 2021.
Recommendation of Our Board of Directors
Our Board of Directors recommends that the stockholders vote “FOR” the ratification of the appointment of RSM as our independent registered public accounting firm for fiscal 2021.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Principal Accountant Fees
The following table sets forth the fees billed to us for fiscal 2020 and fiscal 2019 by RSM:
	Fiscal 2020	Fiscal 2019
Audit Fees	$1,037,000	$511,487
Audit Related Fees	115,500	28,030
Tax Fees	39,900	—
All Other Fees	—	—
Total	$1,192,400	$539,517
Audit Fees. Audit fees consisted of fees billed by RSM for professional services rendered in connection with the audit and quarterly reviews of our consolidated financial statements.
Audit Related Fees. Audit related fees for fiscal 2020 consisted of fees billed by RSM for professional services rendered in connection with reviews of registration statements and other accounting consultations not qualifying under audit fees.
Tax Fees. Tax fees include fees for tax compliance, tax advice and tax planning services.
All Other Fees. All other fees relate to services not captured in the audit, audit-related, or tax categories.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
All engagements for services by RSM are subject to prior approval by the Audit Committee pursuant to the pre-approval policy set forth in the charter of the Audit Committee; however, de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The Audit Committee may also delegate to one or more designated members of the Audit Committee the authority to grant such preapprovals, provided that the decision of any member to whom authority is so delegated shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee approved all services provided by RSM for fiscal 2020 and fiscal 2019.

AUDIT COMMITTEE REPORT*
The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the fiscal year ended January 2, 2021 included in the Company’s Annual Report on Form 10-K for that year.
In carrying out its responsibilities under the Audit Committee Charter, which is available by accessing the investor relations section of our website at https://www.carparts.com/investor/corporate-governance#governance-documents, the Audit Committee, among other things, supervises the relationship between the Company and its independent auditors, including making decisions with respect to their appointment or removal, reviewing the scope of their audit services, pre-approving audit engagement fees and non-audit services and evaluating their independence. The Audit Committee oversees and evaluates the adequacy and effectiveness of the Company’s systems of internal and disclosure controls and internal audit function. The Audit Committee has the authority to investigate any matter brought to its attention and may engage outside counsel for such purpose.
The Company’s management is responsible, among other things, for preparing the financial statements and for the overall financial reporting process, including the Company’s system of internal controls. The independent auditor’s responsibilities include (i) auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles (“GAAP”) and (ii) auditing the financial statements and expressing an opinion on management’s assessment of, and the effective operation of, the Company’s internal control over financial reporting.
The Audit Committee met five times during fiscal 2020. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee’s meetings include sessions with the Company’s independent auditor and management present and regular sessions without the presence of the Company’s management.
As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with management and the Company’s independent auditors, the audited financial statements of the Company for the fiscal year ended January 2, 2021. The Audit Committee discussed with the independent auditors such matters as are required to be discussed by Statement on Auditing Standards No. 16 (Communication with Audit Committees), relating to the conduct of the audit the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee also discussed the independence of the auditors from the Company and its management, including the matters in the written disclosures the Audit Committee received from the independent auditor as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with the auditor’s independence.
Based on its review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021, for filing with the SEC. The Audit Committee has also selected RSM as the Company’s independent auditors for fiscal year 2021.
Submitted by the Audit Committee of the Board of Directors:
Jay Greyson, Chairman
Dr. Lisa Costa
Nanxi Liu
*
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date of this proxy statement and without regard to any general incorporation language therein.

PROPOSAL THREE:

APPROVAL AND ADOPTION OF THE CARPARTS.COM, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN
The stockholders are being asked to approve the 2021 Employee Stock Purchase Plan (the “ESPP”). The purpose of the ESPP is to provide employees with an opportunity to purchase shares of the Company’s common stock through accumulated payroll deductions. Encouraging employees to acquire equity ownership in the Company assures a closer alignment of the interests of participating employees with those of its stockholders. The approval of the ESPP will enable the Company to continue to use the ESPP as a valuable tool for attracting and retaining key personnel. As of April 24, 2021, approximately 1597 employees would be eligible to participate in the ESPP, including our executive officers. The Board of Directors believes that grants of the options permitted under the ESPP are vital to the Company’s ability to attract and retain skilled individuals in the highly competitive labor markets in which the Company competes.
The Board of Directors approved the Employee Stock Purchase Plan on February 17, 2021.
Vote Required and Recommendation
The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required to approve this proposal. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will not be considered as votes cast for or against the proposal and will therefore have no effect on the outcome of the vote. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.
Recommendation of Our Board of Directors
Our Board of Directors recommends that the stockholders vote “FOR” the adoption of the 2021 Employee Stock Purchase Plan.
Description of the 2021 Employee Stock Purchase Plan
The following is a summary of the principal features of the ESPP and its operation. The summary is qualified in its entirety by reference to the ESPP itself which is set forth in Appendix A.
Shares Available for Issuance. If the stockholders approve this proposal, the maximum number of shares of common stock which will be made available for sale under the ESPP will be 250,000 shares. On the record date, the closing price of our common stock on Nasdaq was $13.14 per share.
Administration. The Board of Directors or a committee appointed by the Board of Directors (referred to herein as the “Administrator”) administers the ESPP. Currently, the authority of the Administrator has been delegated to the Compensation Committee. The Administrator has full and exclusive discretionary authority to determine the terms of any offering, to designate from time to time which subsidiaries of the Company shall be eligible to participate in the ESPP, to construe, interpret and apply the terms of the ESPP, to determine eligibility and to adjudicate all disputed claims filed under the ESPP, to adopt rules and procedures for the administration of the ESPP, to adopt such procedures and sub-plans as necessary or appropriate to permit participation in the ESPP by employees who are foreign nationals or employed outside the United States, and exercise such other powers as it deems necessary in promoting the best interests of the Company and its subsidiaries and carrying out the intent of the ESPP. The Administrator’s findings, decisions, and determinations are final and binding upon all parties.
Eligibility. Each employee of the Company or employee of the Company’s designated subsidiaries who is a common law employee and whose customary employment with the Company or one of its designated subsidiaries is at least 20 hours per week and more than five months in a calendar year is eligible to participate in the ESPP; except that no employee will be granted an option under the ESPP (i) to the extent that, immediately after the grant, such employee would own 5% or more of the total combined voting power of all classes of the Company’s capital stock or the capital stock of one of its designated subsidiaries, or (ii) to the extent that his or her rights to purchase stock under all of the Company’s employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year. Before the beginning of each offering period, the Administrator may designate (on a uniform and nondiscriminatory basis) certain categories of employees as eligible or ineligible to participate in the offering, including those (i) who have not completed 2 years of service since their most recent hire date, (ii) whose customary employment is less than (a) 20 hours per week or (b) five months in a calendar year or (iii) who are highly compensated employees.
Offering Period. The ESPP has consecutive offering periods that begin approximately every six months commencing on the first trading day on or after July 1 and terminating on the last trading day of the offering period ending on December 31 and commencing on the first trading day on or after January 1 and terminating on the last trading day of the offering period ending on June 30. The Administrator has the power to change the commencement date and/or the duration of future offering periods without stockholder approval if such change is announced prior to the scheduled beginning of the first offering period to be affected, provided that no offering period shall exceed 27 months. If the ESPP is approved, the first offering period will commence on the first day Nasdaq is open on or after July 1, 2021, and will end the last day Nasdaq is open on or before December 31, 2021.
Participation. To participate in the ESPP, an eligible employee must authorize payroll deductions pursuant to the ESPP. Such payroll deductions may not exceed 30% of a participant’s compensation on each pay day during the offering period; provided, however, that should a payday occur on an exercise date, a participant will have the payroll deductions made on such day applied to his or her account under the subsequent offering period. An employee’s subscription agreement will remain in effect for successive offering periods until the employee withdraws from the ESPP or the employee’s employment with the Company or one of its designated subsidiaries terminates. At the beginning of each offering period, each participant automatically is granted an option to purchase shares of the Company’s common stock. The option expires at the end of the offering period or upon termination of employment, whichever is earlier, but is exercised at the end of each offering period to the extent of the payroll deductions accumulated during such offering period. Unless the Administrator determines otherwise, participants may not increase or decrease the rate of their payroll deductions during an offering period, other than a decrease due to a discontinuance of participation.
Purchase Price. The purchase price of shares of the Company’s common stock under the ESPP will be determined by the Administrator on a uniform and nondiscriminatory basis prior to an offering date, subject to compliance with Section 423 of the Code. Unless and until the Administrator determines otherwise, the purchase price will be equal to 85% of the fair market value of the Company’s common stock on the first day of the offering period or the last day of the offering period, whichever is lower. The fair market value of the Company’s common stock on any relevant date will be the closing price per share as reported on Nasdaq on such date or, if such market is not open for trading on such date, on the most recent preceding date when such market is open for trading.
Payment of Purchase Price. The number of shares of the Company’s common stock that a participant may purchase in each offering period will be determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that offering period by the purchase price; provided, however, that a participant may not purchase more than 10,000 shares during each offering period (or such other number as the Administrator may designate in its discretion for any future offering).
Payroll Deductions. All payroll deductions made for a participant are credited to the participant’s bookkeeping account under the ESPP, are withheld in whole percentages only not to exceed 30% of the employee’s compensation which he or she receives on pay day, and are included with the Company’s general funds. Funds received by the Company pursuant to exercises under the ESPP are used for general corporate purposes. A participant may not make any additional payments into his or her account.
Option Exercise. Unless a participant withdraws from the ESPP or an employee’s employment terminates with the Company or its designated subsidiary, a participant’s option for the purchase of shares is exercised automatically on each exercise date, and the maximum number of full shares subject to the option will be purchased for the participant at the applicable purchase price with his or her accumulated payroll deduction. No fractional shares may be purchased and any accumulated payroll deductions not sufficient to purchase a full share is retained in the participant’s account for the subsequent offering period. Any funds left over in a participant’s account after the purchase date due to such funds exceeding the price of shares available to the participant as a result of certain limitations set forth in the ESPP will be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares is exercisable only by him or her.
If the Administrator determines that, on a given exercise date, the number of shares of common stock with respect to which options are to be exercised may exceed (i) the number of shares of common stock that were available for sale under the ESPP on the offering date of the applicable offering period, or (ii) the number of shares of common stock available for sale under the ESPP on such exercise date, the Administrator may in its sole discretion provide that the Company will make a pro rata allocation of the shares of common stock available for purchase on such offering date or exercise date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase common stock on such exercise date, and either (x) continue all offering periods then in effect or (y) terminate any or all offering periods then in effect. The Company may make a pro rata allocation of the shares available on the offering date of any applicable offering period, notwithstanding any authorization of additional shares for issuance under the ESPP by the stockholders subsequent to such offering date.
Withdrawal; Termination of Employment. A participant may generally withdraw all, but not less than all, of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the ESPP at any time by submitting written notice to the Company’s payroll office or by following an electronic or other withdrawal procedure prescribed by the Administrator. All of the participant’s payroll deductions credited to his or her account will be paid as promptly as practicable after receipt of notice of withdrawal, the participant’s option for the offering period will be automatically terminated, and no further payroll deductions will be made for the offering period. If a participant withdraws from an offering period, payroll deductions will not resume at the beginning of the succeeding offering period unless the participant re-enrolls in the ESPP. A participant’s withdrawal from an offering period will not have any effect upon his or her eligibility to participate in any similar plan which may be adopted by the Board of Directors or in succeeding offering periods. If a participant fails to remain as an employee of the Company or its designated subsidiary, or ceases to meet the ESPP eligibility requirements, he or she is deemed to have withdrawn from the ESPP and payroll deductions credited to such participant’s account but not yet used will be returned to such participant.
Changes in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other of the Company’s securities, or other change in the Company’s corporate structure affecting the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, then the Administrator will, in such manner as it may deem equitable, adjust the number and class of common stock which may be delivered under the ESPP, the purchase price per share and the number of shares of common stock covered by each option under the ESPP which has not yet been exercised, and the maximum number of shares a participant can purchase during an offering period.
Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will shorten any offering periods then in progress by setting a new exercise date and any offering periods will end on the new exercise date. The new exercise date will be prior to the dissolution or liquidation. If the Administrator shortens any offering periods then in progress, the Administrator will notify each participant in writing, at least ten business days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.
Change in Control. In the event of a merger or “change in control,” as defined in the ESPP, each outstanding option under the ESPP will be assumed or an equivalent option or right will be substituted by the successor corporation or a parent or subsidiary of the successor corporation (including a right to receive the same consideration paid to the stockholders in the merger or change in control). In the event the successor corporation refuses to assume or substitute for the options, the Administrator will shorten any offering periods then in progress by setting a new exercise date and any offering periods will end on the new exercise date. The new exercise date will be prior to the merger or change in control. If the Administrator shortens any offering periods then in progress, the Administrator will notify each participant in writing prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.
Amendment or Termination. The Administrator may, in its sole discretion and at any time and for any reason, amend, suspend or terminate the ESPP. If the ESPP is terminated, the Administrator, in its discretion, may elect to terminate all outstanding offering periods either immediately or upon completion of the purchase of shares of common stock on the next exercise date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit offering periods to expire in accordance with their terms (and subject to any adjustments). If the offering periods are terminated prior to expiration, all amounts then credited to participants’ accounts which have not been used to purchase shares of common stock will be returned to the participants (without interest, except as otherwise required under local laws) as soon as administratively practicable.
Without stockholder approval and without limiting the foregoing, the Administrator is entitled to: (i) change the offering periods; (ii) limit the frequency and/or number of changes in the amount withheld during an offering period; (iii) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (iv) permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections; (v) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each participant properly correspond with amounts withheld from the participant’s compensation; and (vi) establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the ESPP.
In the event the Administrator determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and without stockholder approval or the consent of any participant, and, to the extent necessary or desirable, modify, amend or terminate the ESPP to reduce or eliminate such accounting consequences, including but not limited to: (i) amending the ESPP to conform with the safe harbor definition under FASB ASC ¶718-50-25-1, including with respect to an offering period underway at the time; (ii) altering the purchase price for any offering period including an offering period underway at the time of the change in purchase price; (iii) shortening any offering period by setting a new exercise date or terminating any outstanding offering period and returning contributions made through such date to participant, including an offering period underway at the time of the Administrator action; (iv) allocating shares; (v) reducing the maximum percentage of compensation a participant may elect to set aside as payroll deductions; and (vi) reducing the maximum number of shares of common stock a participant may purchase during any offering period.
Certain Federal Tax Aspects
The following brief summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the ESPP does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.
The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first date of the applicable offering period. Any additional gain will be treated as long term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase.

The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE ESPP. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
New Plan Benefits and Additional Information
Because benefits under the ESPP will depend on employees’ elections to participate and the fair market value of the Company’s Common Stock at various future dates, it is not possible to determine the benefits that will be received by employees if the ESPP is approved by the stockholders. Non-employee Directors and consultants are not eligible to participate in the ESPP. Benefits under the ESPP would be in addition to those provided under the Company’s 2016 Incentive Plan. See the discussion under “Equity Compensation Plan Information” below for additional information regarding the Company’s 2016 Incentive Plan.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Officers
The table below sets forth certain information regarding our current executive officers.
Name	Age	Current Position(s)
Lev Peker(1)	39	Chief Executive Officer
David Meniane(2)	38	Chief Operating and Financial Officer
Houman Akhavan(3)	43	Chief Marketing Officer
Sanjiv Gomes(4)	49	Chief Technology Officer
Alfredo Gomez(5)	48	VP, General Counsel
(1)	Mr. Peker joined the Company on January 2, 2019
(2)	Mr. Meniane joined the Company on March 15, 2019
(3)	Mr. Akhavan joined the Company on February 11, 2019
(4)	Mr. Gomes was promoted to Chief Technology Officer on June 17, 2019
(5)	Mr. Gomez joined the Company on March 25, 2019
The following is certain biographical information describing the business experience of each of our executive officers who is not a director. The biography of Mr. Peker appears earlier in this proxy statement. See “Information about our Directors and Nominees.”
David Meniane has served as our Chief Operating and Financial Officer since March 2019. He previously served as Executive Vice President of L.A. Libations, a start-up accelerator for consumer packaged goods companies in North America, from August 2016 to March 2019, and as Chief Executive Officer of Victoria’s Kitchen, a specialty beverage company, from October 2011 through its acquisition by Hispanica International, Inc. in October 2017. Prior to that, he served as Chief Financial Officer of Aflalo & Harkham Investments, a commercial real estate investment partnership. Mr. Meniane holds a bachelor’s degree in accounting and a master’s degree in taxation from the University of Southern California and is a certified C.P.A.
Houman Akhavan has served as our Chief Marketing Officer since February 2019 and previously served as our VP, Marketing from January 2006 to December 2014. Prior to serving as Chief Marketing Officer of CarParts.com, Inc., Mr. Akhavan served as the CEO of Growth Rocket, a marketing consulting firm from January 2015 to February 2019. He also previously served as a consultant to the Company from August 2004 to December 2005, providing advice and guidance on marketing strategy and website optimization. From February 2000 to July 2004, Mr. Akhavan also served as a co-founder and Chief Strategy Officer of Edigitalweb, Inc., an online marketing and software development firm which was responsible for the launch of U.S. Auto Parts’ online presence.
Sanjiv Gomes has served as our Chief Technology Officer since June 2019 and as our Interim Chief Technology Officer since January 2019 and previously served as our Director of Enterprise Architecture from November 2016 to January 2019 and our Director of Supply Chain Application Development from August 2007 to November 2016. He also previously served as Director of IT Solutions at Grand Capital from August 2003 to May 2007. Mr. Gomes holds a Bachelor of Computer Engineering from Goa University, India.
Alfredo Gomez has served as our VP, General Counsel since March 2019. He previously served as Consulting Legal Counsel at Cornerstone OnDemand (Nasdaq: CSOD) from May 2018 to January 2019, and Senior Vice President, General Counsel, and Corporate Secretary of Guidance Software (Nasdaq: GUID), a global provider of forensic security solutions, from October 2015 to September 2017. Prior to that time, Mr. Gomez served as General Counsel at EMCORE Corporation (Nasdaq: EMKR) from May 2010 to February 2015 and Deputy General Counsel at Hanmi Bank (Nasdaq: HAFC) from April 2015 to October 2015. In these positions, he directed and executed on legal strategies in the areas of contracts, litigation, employment, compliance, governance, and securities. Mr. Gomez has also held legal positions at j2 Global Communications Inc. (Nasdaq: JCOM), Western Digital Corporation (NYSE: WDC), and Stradling Yocca Carlson & Rauth, P.C. He earned his J.D., cum laude, from the Georgetown University Law Center and a bachelor’s degree in economics from Stanford University.

Our executive officers are elected by our Board of Directors and serve at the discretion of our Board until their successors have been duly elected and qualified or until their earlier resignation or removal.
Executive Compensation
Summary Compensation Table
The following table sets forth information regarding the compensation earned or awarded during the fiscal year ended January 2, 2021 by our named executive officers (“NEOs”).
Compensation for Fiscal Year 2020
Name and Principal Position	Fiscal Year	Salary($)	Bonus ($)(1)(2)	Stock Awards ($)(2)(5)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total($)
Lev Peker Chief Executive Officer	2020	441,346	589,000	459,000	459,000	46,046	1,994,392
David Meniane Chief Operating and Financial Officer	2020	363,461	360,400	163,000	163,000	45,160	1,095,021
Houman Akhavan Chief Marketing Officer	2020	311,548	195,000	133,700	133,700	30,767	804,715
Compensation for Fiscal Year 2019
Name and Principal Position	Fiscal Year	Salary($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)1	All Other Compensation ($)(4)	Total($)
Lev Peker Chief Executive Officer	2019	425,000	300,000	425,000	535,700	185,353	1,871,053
David Meniane Chief Operating and Financial Officer	2019	263,846	150,000	166,730	271,550	49,168	901,294
Houman Akhavan Chief Marketing Officer	2019	253,846		132,280	206,430	35,600	628,216
(1)
Amounts reported for 2019 reflect signing bonuses paid to Messrs. Peker and Meniane in connection with their commencement of employment. These bonuses were subject to repayment if the executive voluntarily resigns from his employment prior to the first anniversary of his start date.

(2)
The amounts shown represent the aggregate grant date fair value of performance-based restricted stock unit awards (“PRSUs”) as computed in accordance with FASB ASC Topic 718. Fair value is calculated using the closing price on the grant date as if these awards were vested and issued on the grant date. See also our discussion of share-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Estimates” and “Note 7 to the Consolidated Financial Statements - Stockholders Equity and Share-based Compensation” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021. Figures provided above represent target amounts to be issued at 100% performance level. Shares were issued at the 200% level with a value equivalent to 200% of the target performance level.

(3)
The amounts shown represent the aggregate grant date fair value of option awards as computed in accordance with FASB ASC Topic 718. For valuation assumptions, see our discussion of share-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Estimates” and “Note 7 to the Consolidated Financial Statements - Stockholders Equity and Share-based Compensation” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021.

(4)	The table below shows the components of “All Other Compensation” for the NEOs:
Fiscal Year 2020
Name	Auto Allowance	Relocation	401(k), Employer Match	Deferred Compensation, Employer Portion	Health Insurance Premiums and Expenses	Life Insurance Premiums	Total
Lev Peker	12,000		9,749	4,533	18,198	1,566	46,046
David Meniane	12,000		9,750	3,754	18,198	1,458	45,160
Houman Akhavan	12,000		8,981	3,115	5,292	1,380	30,767

Fiscal Year 2019
Name	Auto Allowance	Relocation	401(k), Employer Match	Deferred Compensation, Employer Portion	Health Insurance Premiums and Expenses	Life Insurance Premiums	Total
Lev Peker	12,000	135,163	9,500	4,054	23,028	1,608	185,353
David Meniane	9,500		7,269	2,653	15,608	1,224	36,254
Houman Akhavan	11,000		7,269	2,423	13,664	1,304	35,660
(5)
For PRSUs, this column discloses the grant date fair value based on the probable outcome (i.e. vesting conditions equal to 100% Management Incentive Plan and Long Term Incentive grant thresholds). Maximum vesting conditions under the Management Incentive Program, were achieved, and the actual amount of compensation payable to Messrs. Peker, Meniane, and Akhavan were awarded at the 200% level.

Narrative Disclosure to Summary Compensation Table
The primary components of our executive compensation program generally include (a) base salaries; (b) annual bonuses in the form of performance based restricted stock; (c) annual equity grants; and (d) in certain cases, other long-term equity incentive opportunities. Executives also participate in employee benefit programs available to the broader employee population such as our 401(k) plan and health insurance and are entitled to severance protection benefits, and in 2019 we paid sign-on bonuses to two of our NEOs in order to attract them to the Company. Our executive compensation program is intended to provide executives with overall levels of compensation that are competitive within the e-commerce industry, as well as within a broader spectrum of companies with comparable revenues and market capitalizations.
Decisions regarding executive compensation are the responsibility of our Compensation Committee, in consultation from time to time with the Board of Directors, management and compensation consultants. In 2020, as part of the Compensation Committee’s annual evaluation of executive compensation, the Compensation Committee engaged Compensia to ensure that the Company remained competitive in attracting and retaining talented executives. Other than its work for the Compensation Committee, Compensia has not performed any other services for us, and the Compensation Committee has determined that the work performed by Compensia has not raised any conflict of interest. The Compensation Committee utilized data from the group of peer companies listed below to assist in making compensation decisions for the NEOs. This peer group was recommended by Compensia and approved by the Compensation Committee and consisted of technology companies with an internet or applications software focus that we believe are of a similar size to us utilizing trailing twelve month revenues, market capitalization and employee headcount.
•	Boot Barn	•	Limelight Networks
•	America’s Car-Mart	•	Purple Innovation
•	Revolve Group	•	Quotient Technology
•	Casper Sleep	•	Brightcove
•	e.l.f. Beauty	•	Shutterstock
•	Gentherm	•	Stoneridge
•	Motorcar Parts of America	•	The Buckle
•	PetMed Express	•	The Lovesac Company
•	Magnite	•	Turtle Beach
		•	The RealReal
Compensia’s report for fiscal 2020 noted that both base salaries and total compensation for our NEOs generally approximated or fell below the 25th percentile for our designated peer group.
Annual Base Salaries
Base salaries for NEOs are set with regard to the individual’s position within the Company and the individual’s current and sustained performance results and, in the case of our NEOs for 2020, at levels that would allow us to successfully attract them to the Company. Base salary levels, and any increases or decreases to those levels for each executive, are reviewed annually by the Compensation Committee, and may be adjusted based on factors such as the overall performance of the Company, new roles and/or responsibilities assumed by the executive, the performance of the executive’s area of responsibility, the executive’s significant impact on strategic goals, the length of service with the Company, or revisions to the Company’s compensation philosophy.

The 2020 annualized base salary rates for each of the NEOs, reflected below, fell at or below the 25th percentile compared to our peer group for 2020. For 2020, the NEOs were granted the difference between 25th and 50th percentile salaries in the form of PRSUs as reflected in the above table. These were at risk and subject to a 200% maximum grant threshold. For purposes of cash preservation, the bonuses were issued in the form of equity.
NAME AND TITLE	2020 BASE SALARY
Lev Peker, Chief Executive Officer	$441,346
David Meniane, Chief Operating and Financial Officer	$363,461
Houman Akhavan, Chief Marketing Officer	$311,548
Annual Incentive Bonuses
Our executives are eligible to earn annual incentive bonus compensation under our incentive bonus plan that ties the level of achievement of Company annual financial performance goals to the amount of annual incentive compensation that we pay to each of our executives. Our annual incentive payouts are also denominated in equity rather than cash. Our 2020 Bonus Plan for executive officers is designed to drive toward achievement of our annual objectives and reward individual performance in connection with achievement of those shorter-term objectives, while at the same time linking executives’ interests with the creation of stockholder value. Each NEO has a target bonus opportunity expressed as a percentage of his base salary as in effect at the end of the fiscal year.
For 2020, incentive bonuses were established based upon Adjusted EBITDA goals, so as to encourage the executives to maximize the performance of the business, and in turn, increase stockholder value. We define Adjusted EBITDA, a non-GAAP measure, as net income (loss) before net interest expense, income tax provision, depreciation and amortization expense and amortization of intangible assets, plus share-based compensation expense, and excluding any costs or proceeds associated with our customs issue, and executive transition costs. A reconciliation of Adjusted EBITDA to net income (loss) is provided in our Annual Report on Form 10-K. Incentive bonuses are established, adjusted and given final approval by the Compensation Committee, which has full discretion as to whether or not to award a given bonus.
Target incentive bonuses for our executive officers were granted in the form of PRSUs in lieu of target cash bonus eligibility representing each executive’s target bonus for fiscal 2020 as follows:
NAME AND TITLE	TARGET BONUS (% OF BASE SALARY)	# of TARGET PRSUs (#)
Lev Peker, Chief Executive Officer	100%	433,673
David Meniane, Chief Operating and Financial Officer	60%	170,133
Houman Akhavan, Chief Marketing Officer	50%	134,980
Under our 2020 Bonus Plan 100% of the target bonus for executive officers is based on adjusted EBITDA goals. In 2020, based on achievement relative to adjusted EBITDA, our NEOs received bonuses as set forth under the column “Stock Awards” in the “Summary Compensation Table” above.
The PRSUs were used to better align the compensation of the executive officers with stock performance. The Company’s target Adjusted EBITDA goal for an executive to receive a full payout of the portion of the PRSU award tied to EBITDA performance was $13 million for fiscal 2020, with a target of $9 million, and with a minimum performance threshold of $7 million for vesting to commence. The actual number of PRSUs earned by the NEOs is assessed on a linear basis by the Compensation Committee based on the degree to which the Company achieved its Adjusted EBITDA goal for 2020. Each PRSU earned is settled in one share of the Company’s common stock.
The maximum bonus payable to each executive officer under the 2020 Bonus Plan based on Adjusted EBITDA performance is equal to 200% of the executive’s target bonus opportunity. The Compensation Committee determined to cap bonus payouts for outperformance at 200% of the target bonus amount to limit our executives’ maximum bonus potential. On March 5, 2021, the Company’s Compensation Committee certified performance under the 2020 Bonus Plan at 200% and vested and released the above-mentioned PRSUs.

Long-Term Equity Compensation
Our Chief Executive Officer, together with the Chair of our Compensation Committee, makes recommendations on equity awards to the Compensation Committee (with the Chief Executive Officer recusing himself with respect to his own equity awards) which recommendations are made by the Chairman of our Compensation Committee. Following such recommendations, the Compensation Committee considers the proposed grants. We believe that long-term performance of the Company is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of equity-based awards, and have established equity incentive plans to provide our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of stockholders. Our long-term equity incentive compensation has historically been awarded in the form of options to acquire shares of our common stock, because we believe that stock options offer our employees the opportunity to earn a more significant portion of equity than would other equity award instruments and, therefore, provide the greatest incentive for our management to drive toward increasing the value of our business. From time to time the Compensation Committee also considers other forms of equity awards, such as time-based and performance vesting restricted stock or restricted stock units, and performance vesting stock options. However, in fiscal 2020, other than the 2020 Bonus Plan discussed above, we granted only stock options to our NEOs.
An executive officer typically receives a significant stock option grant in the year he or she commences employment at the first Compensation Committee meeting following the executive’s date of hire, which vest as to 25% of the shares underlying the option on the first anniversary of the grant date, with the remainder vesting in 36 equal monthly installments thereafter, subject in each case to such executive’s continued service through such date. These options may vest on an accelerated basis if we undergo a change of control or upon certain terminations of employment with us, as further described in the section titled: “Employment Agreements and Potential Payments upon Termination or Change of Control” below.
Other Compensation
Our executive officers are eligible to receive the same benefits, including non-cash group life and health benefits, as well as a Company match of 50% of contributions to the Company’s 401(k) up to 6% of salary, that are available to all employees. We also maintain a deferred compensation plan for employees of the Company earning greater than $140,000 annually, in which such employees are eligible to participate and for which the Company matches 50% of contributions up to 2% of annual base salary. We also provide reimbursement for life insurance premiums to our NEOs and some of our other key executives. Certain additional benefits are also provided to some of our executives from time to time, such as a car allowance and payment of health insurance and life insurance premiums, or relocation assistance, each on a case-by-case basis.
Good Governance and Best Practices
In furtherance of our objective of implementing policies and practices that are mindful of the concerns of our stockholders, (i) the Compensation Committee is comprised solely of independent directors, and (ii) the Compensation Committee retained an independent compensation consultant to provide it with advice on matters related to executive compensation, non-employee director remuneration and assistance with preparing compensation disclosure for inclusion in our SEC filings.
The Company provides competitive pay opportunities that we believe reflect best practices. The Compensation Committee continually reviews best practices in governance and executive compensation. In observance of such best practices, the Company:
•	Does not provide supplemental retirement benefits to the NEOs;
•	Maintains incentive compensation plans that do not encourage undue risk taking and align executive rewards with annual and long-term performance;
•	Has not engaged in the practice of re-pricing/exchanging stock options;
•	Does not provide for any “modified single trigger” severance payments to any NEO;
•	Does not provide any tax gross-up payments in connection with any Company compensation programs to any NEO;

•	Maintains an equity compensation program that has a long-term focus, including equity awards that generally vest over a period of four years; and
•
Does not permit our directors or employees to engage in short sales with respect to our securities, purchasing or pledging Company stock on margin and entering into derivative or similar transactions with respect to our securities.

Outstanding Equity Awards at Fiscal Year-End
The following table presents the outstanding equity awards held by each of the NEOs as of January 2, 2021. Except as otherwise indicated below, each option award was granted under the 2016 Equity Incentive Plan and vests as to 25% of the shares underlying the option on the first anniversary of the grant date, with the remainder vesting in 36 equal monthly installments thereafter, subject in each case to such executive’s continued service through such date.
	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards; Number of unearned shares of stock that have not vested (#)(2)	Equity Incentive Plan Awards; Market or payout value of unearned shares of stock that have not vested ($)(1)
Lev Peker	1/02/2019	168,026	500,000	0.97	1/01/2029	—	—
	5/22/2019	—	—	—	—	433,673	5,373,208
	12/30/2019	105,275	315,825	2.12	—	988,678	12,249,720
	3/10/2020	—	—		—	109,831	1,360,806
David Meniane	3/15/2019	231,250	218,750	1.00	1/01/2029	—	—
	5/22/2019	—	149,541	—	—	170,133	2,104,947
	12/30/2019	37,386	112,155	2.12	12/29/2019	493,772	6,117,835
Houman Akhavan	2/11/2019	189,584	160,416	1.08	2/10/2029	—	—
	12/30/2019	30,665	91,995	2.12	12/29/2029	—
	3/10/2020	—	—	—	—	310,094	3,842,065
(1)
The market value of the unvested restricted stock awards is calculated by multiplying the number of units by the closing price of our common stock at December 31, 2020 (the last trading day of the fiscal year), which was $12.39.

(2)
This restricted stock unit award represents the PRSUs granted by the Company as part of the NEO’s 2020 annual incentive bonus. The PRSUs are shown at the target performance level. Please see the description of the PRSU awards above for a discussion of the vesting terms applicable to the PRSUs. Because maximum vesting conditions were achieved, PRSUs were issued at the 200% level.

Additional Narrative Disclosure
Equity Compensation Plans
We currently have outstanding equity awards that were granted under two equity compensation plans, the 2007 Omnibus Incentive Plan and the 2016 Equity Incentive Plan.
2007 Omnibus Incentive Plan
We adopted the 2007 Omnibus Incentive Plan (the “2007 Omnibus Plan”) in January 2007, which became effective on February 8, 2007, the effective date of the registration statement filed in connection with our initial public offering. Options granted under the 2007 Omnibus Plan generally expire no later than ten years from the date of grant and generally vest over a period of four years. The exercise prices of all option grants are equal to 100% of the fair market value on the date of grant. No further shares are available for future grants under the 2007 Omnibus Plan following the Company’s adoption of the 2016 Equity Incentive Plan (the “2016 Incentive Plan”). As of April 22, 2021, 0 restricted stock units were outstanding under the 2007 Omnibus Plan and options to purchase 560,780 shares of our common stock were outstanding under the 2007 Omnibus Plan at a weighted average exercise price of $2.51 per share.

2016 Incentive Plan
Our 2016 Incentive Plan was adopted by our Board of Directors in March 2016 and approved by our stockholders in May 2016. Subject to adjustment for certain changes in the Company’s capitalization, the aggregate number of shares of the Company’s common stock that may be issued under the 2016 Incentive Plan will not exceed the sum of (i) two million five hundred thousand (2,500,000) new shares, (ii) the number of unallocated shares remaining available for the grant of new awards under the Company’s prior equity plans described above (the “Prior Equity Plans”) as of the effective date of the 2016 Plan (which was equal to 3,894,000 shares as of May 31, 2016) and (iii) any shares subject to a stock award under the Prior Equity Plans that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued, that are not issued because such stock award is settled in cash, that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares, or that are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award. In addition, the share reserve will automatically increase on January 1st of each year, for a period of nine years, commencing on January 1, 2017 and ending on (and including) January 1, 2026, in an amount equal to one million five hundred thousand (1,500,00) shares per year; however the Board of Directors of the Company may act prior to January 1st of a given year to provide that there will be no January 1st increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares of common stock than would otherwise occur pursuant the automatic increase.
Options granted under the 2016 Incentive Plan generally expire no later than ten years from the date of grant and generally vest over a period of four years. The exercise prices of all option grants are equal to 100% of the fair market value on the date of grant. The 2016 Incentive Plan allows for the grant of options to purchase common stock to non-employee directors. During 2020, we granted an aggregate of 3,567,078 restricted stock units (including 3,410,395 PRSUs) and 2,558,300 options to purchase share of common stock under the 2016 Equity Incentive Plan, which reduced the shares of common stock reserved for future issuance under the 2016 Incentive Plan. As of April 22, 2021, 2,593,719 restricted stock units (including 2,252,505 PRSUs) were outstanding under the 2016 Equity Incentive Plan and options to purchase 6,236,201 shares of our common stock were outstanding under the 2016 Equity Incentive Plan at a weighted average exercise price of $2.06 per share. As of April 22, 2021, 1,047,451 shares of our common stock are reserved for future issuance under the 2016 Incentive Plan.
During 2021, we granted to our NEOs RSUs with an aggregate fair market value of $2,401,000, which vest annually in equal installments over a 3-year period. We also granted to our NEOs PRSUs on the basis of total shareholder return (“TSR”) with an aggregate target value of $5,602,000, and which vest over three years, with 1/9 vesting after the first year, 1/9 vesting after the second year, and 7/9 vesting after the third year. TSR performance is based on the percentage increase in the average market price of the Company’s common stock during the 90-day period immediately preceding the end of each calendar year (“Baseline Year”) relative to the average per share increase in the constituents of the Russell 2000 index during the comparable period. The first Baseline Year commences on December 31, 2020. If realized Total Shareholder Return meets or exceeds the 60th percentile level during years 1 or 2, 100% of the target amount will be paid out. At end of year 3, if total TSR over the preceding 3-year period exceeds the 60th percentile level, additional payments will be issued, subject to a maximum payout threshold of 300% at the 90th percentile level, with payouts for differences in 3-year TSR between the 60th and 90th percentile levels to be determined by linear interpolation. Finally, we granted an aggregate of $2,692,870 of PRSUs pursuant to the Company’s 2021 Management Incentive Plan, contingent on achievement by the Company of certain sales growth and adjusted EBITDA objectives as well as individualized MBO criteria, subject to a maximum payout of 200%.

Employment Agreements and Potential Payments upon Termination or Change of Control
Employment Agreements with Named Executive Officers
We have entered into employment agreements with each of our NEOs. Certain of the key terms of these employment agreements are described below:
Employment Agreement with Mr. Peker
Mr. Peker entered into an Employment Agreement with the Company (the “Peker Employment Agreement”) governing his services as Chief Executive Officer. Pursuant to the terms of the Peker Employment Agreement, Mr. Peker receives an initial annual base salary of $441,346, subject to annual performance review, and also received a lump sum signing bonus of $300,000. Mr. Peker is eligible to receive an annual target incentive bonus of up to 100% of his annual base salary, depending on the achievement of certain performance goals to be established by the Compensation Committee of the Board, which may be paid in the form of cash, common stock or restricted stock. While Mr. Peker will be employed on an at-will basis, the Peker Employment Agreement provides that in the event of his termination for any reason other than for cause or other than as a result of his own voluntary resignation without good reason, Mr. Peker will be entitled to severance payments equal to one year’s base salary (payable over one year in accordance with the Company’s regular pay practices), plus a pro-rated portion of his annual performance bonus for the year in which he was terminated, and reimbursement for the cost of COBRA coverage for a period of up to twelve months following his termination of employment. The Peker Employment Agreement also provided certain benefits to Mr. Peker in order to assist with his relocation to Southern California.
In connection with the Peker Employment Agreement, Mr. Peker was granted options under the Company’s 2016 Equity Incentive Plan, to purchase up to an aggregate of 1,000,000 shares of the Company’s common stock, 25% of which vested on the first anniversary of the grant date, and the remainder of which will vest in equal monthly installments thereafter over three years, subject to Mr. Peker’s continued service to the Company through such dates and the terms of the Peker Employment Agreement. The exercise price for the options was $0.97, the closing sales price of the Company’s common stock as reported by Nasdaq on the date of grant of the options.
Employment Agreement with Mr. Meniane
Mr. Meniane entered into an Employment Agreement with the Company (the “Meniane Employment Agreement”) to serve as Chief Operating Officer and Chief Financial Officer, pursuant to which Mr. Meniane receives an annual base salary of $363,461, subject to an annual performance review and also received a lump sum signing bonus of $150,000 payable within thirty days of his start date. Mr. Meniane is also eligible to receive an annual target incentive bonus of up to 60% of his annual base salary, depending on the achievement of certain performance goals to be established by the Compensation Committee of the Board, which may be paid in the form of cash, common stock or restricted stock. While Mr. Meniane is employed on an at-will basis, the Meniane Employment Agreement provides that in the event of his termination for any reason (other than for cause), Mr. Meniane will be entitled to severance payments equal to six months’ base salary (payable in accordance with the Company’s regular pay practices), plus a pro-rated portion of his accrued target bonus for the year in which he was terminated but solely to the extent such annual bonuses are paid to a majority of the other Company’s bonus eligible employees, and reimbursement for the cost of COBRA coverage for a period of up to six months following his termination of employment.
In connection with the Meniane Employment Agreement, Mr. Meniane was granted a stock option to purchase 500,000 shares of the Company’s common stock pursuant to our 2016 Equity Incentive Plan. The exercise price for the stock option was $1.00, the closing sales price of the Company’s common stock as reported by Nasdaq on the date of grant. The stock option vests over a four year period, with 25% having vested and become exercisable on the first year anniversary of the grant date, and the remainder of which vests and becomes exercisable in 36 equal monthly installments thereafter, subject to Mr. Meniane’s continued service with the Company through such vesting dates.
Employment Agreement with Mr. Akhavan
Mr. Akhavan entered into an Employment Agreement with the Company (the “Akhavan Employment Agreement”) to serve as Chief Marketing Officer, pursuant to which Mr. Akhavan receives an annual base salary of $311,548, subject to an annual performance review. Mr. Akhavan is also eligible to receive an annual target incentive bonus of up to 50% of his annual base salary, depending on the achievement of certain performance goals to be established by the Compensation Committee of the Board, which may be paid in the form of cash, common stock or restricted stock. While Mr. Akhavan is employed on an at-will basis, the Akhavan Employment Agreement provides that in the event of his termination for any reason (other than for cause), Mr. Akhavan will be entitled to severance payments equal to six months’ base salary (payable in accordance with the Company’s regular pay practices), plus a pro-rated portion of his accrued target bonus for the year in which he was terminated but solely to the extent such annual bonuses are paid to a majority of the other Company’s bonus eligible employees, and reimbursement for the cost of COBRA coverage for a period of up to six months following his termination of employment.
In connection with the Akhavan Employment Agreement, Mr. Akhavan was granted a stock option to purchase 350,000 shares of the Company’s common stock pursuant to our 2016 Equity Incentive Plan. The exercise price for the stock option was $1.08, the closing sales price of the Company’s common stock as reported by Nasdaq on the date of grant. The stock option vests over a four year period, with 25% having vested and become exercisable on the first year anniversary of the grant date, and the remainder of which vests and becomes exercisable in 36 equal monthly installments thereafter, subject to Mr. Akhavan’s continued service with the Company through such vesting dates.
Severance and Change of Control Terms of Equity Awards
•
Upon an executive officer’s termination or resignation for any reason, all stock options granted to such officer that are outstanding on the date of such termination or resignation shall remain exercisable until the earlier of (i) the expiration date set forth in the applicable stock option agreement or (ii) the expiration of one year measured from the date of such termination or resignation;

•
In the event a NEO’s employment is terminated by the Company without cause or such executive officer resigns for good reason within three months before, and ending twelve months following, a change in control, the vesting of all equity compensation awards, including all stock option awards, that are outstanding as of the date of such termination or resignation, shall accelerate in full (except with respect to any restricted stock units granted to such executive officer).

•
In addition, the Company has granted PRSU awards to its NEOs, pursuant to which the unvested portion of such awards accelerate in full in the event such executive officer’s employment is terminated by the Company without cause or such executive officer resigns for good reason at any time.

Policies Relating to Our Common Stock
Insider Trading Policy
Our insider trading policy prohibits all directors, employees and their family members from purchasing or selling any type of security, whether the issuer of that security is the Company or any other company, while aware of material, non-public information relating to the issuer of the security or from providing such material, non-public information to any person who may trade while aware of such information. The insider trading policy also contains anti-hedging and pledging prohibitions, which among other things, prohibit directors and employees from engaging in short sales with respect to our securities, purchasing or pledging Company stock on margin and entering into derivative or similar transactions (i.e. puts, calls, options, forward contracts, collars, swaps or exchange agreements) with respect to our securities. We also have procedures that require trades by executive officers and directors to be pre-cleared by appropriate Company personnel.
Stock Ownership Policy
To further align the long-term interests of our executive officers with those of our stockholders, our stock ownership guidelines require executive officers and non-employee directors to maintain significant direct ownership in our common stock. In particular, our Executive Officer Stock Ownership Policy (“Stock Ownership Policy”) mandates that our executive officers own shares of our common stock having an aggregate value at least equal to 100% of the officer’s annual base salary (600% in the case of our CEO, and 300% in the case of our CFO/COO). Newly-hired or promoted executive officers are required to comply within three years following his or her hire or promotion date. The Stock Ownership Policy also requires that the Company’s CEO and CFO maintain a minimum retention ratio of at least one half of their Company common stock and option holdings until they meet the stock ownership guidelines and a minimum retention ratio of at least two-thirds of all vested restricted stock (net of shares withheld for or used to pay taxes) for a period of at least 36 months following the date such restricted stock vests.
Each executive officer and non-employee director remains subject to the Stock Ownership Policy as long as he or she continues to be employed by us or serves on the Board, respectively. Exceptions may be made in extraordinary circumstances such as personal hardship. We measure ongoing compliance with the Stock Ownership Policy annually, as of the date of our annual meeting of stockholders (“Determination Date”), and value the shares held based on the higher of: (i) the price they were acquired or (ii) market value, with market value determined as the closing price of our common stock on the Determination Date. To calculate stock ownership, shares underlying unexercised stock options are not included, while 65% of unvested restricted stock awards (estimating net after tax shares assuming a 35% tax rate) are included.
Executive Compensation Clawback Policy
We adopted an Executive Compensation Clawback Policy pursuant to which executive officers will be required to return incentive compensation paid to them if the financial results upon which the awards were based are materially restated and such executive officer engaged in fraud or intentional illegal conduct which materially contributed to the need for such restatement (a “Material Financial Restatement”). Under the Executive Compensation Clawback Policy, the Company can require reimbursement of all or a portion of any bonus, incentive payment, equity-based compensation (including performance-vesting restricted stock awards, time-vesting restricted stock awards and stock options), or other compensation to the extent that it is paid, earned or vests less than three years prior to the date we publicly disclose the need for the applicable Material Financial Restatement.
We believe the Executive Compensation Clawback Policy is sufficiently broad to reduce the potential risk that an executive officer would intentionally misstate results in order to benefit under an incentive program and provides the opportunity for recoupment in the event that an executive officer took actions that, in hindsight, should not have been rewarded. To the extent that final rules are adopted under the Dodd-Frank act that require additional clawback provisions to apply to the compensation of our executive officers, we will amend the policy accordingly.
Director Compensation
The compensation and benefits for service as a member of the Board of Directors are determined by our Board of Directors. Directors employed by us or one of our subsidiaries are not compensated for service on the Board or on any committee of the Board; however, we reimburse each of our directors for any out-of-pocket expenses in connection with attending meetings of our Board of Directors and committees of the Board of Directors. Each of our non-employee directors are entitled to a fee of $30,000 per year for his or her service as a director. Members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee each receive an additional $7,500, $5,000 and $2,500, respectively, per year for his or her service on such committee. In fiscal year 2020, the chairpersons of the Board, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee each received an additional $25,000, $14,500, $5,000, and $5,000, respectively, per year for his or her service as chairperson for such committee. In 2021, the chairpersons of the Board, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee will each receive an additional $25,000, $22,000, $10,000, and $7,500, respectively, per year for his or her service as chairperson for such committee.
In addition, on the date of each annual stockholders meeting, each person who has served as an independent member of the Board of Directors for at least six months before the date of the stockholder meeting will be granted $167,600 of restricted stock units based on the closing stock price on the grant date and our Chairman of the Board (provided such Chairman has served as an independent member of the Board of Directors and Chairman for at least six months before the date of the stockholder meeting) will be granted an additional $25,000 of restricted stock units based on the closing price on the grant date. These restricted stock units will vest in full at the 2022 Annual Meeting of Stockholders, subject to the director’s continuing service on our Board of Directors. These restricted stock units will also immediately vest in full upon a change in control of the Company. The restricted stock units are to be granted under our 2016 Incentive Plan.

Director Stock Ownership Guidelines and Director Payment Election Plan
In July 2018, in an effort to further align directors’ interests with those of stockholders and implementing best practices in corporate governance, the Company updated its stock ownership guidelines for director share ownership. The stock ownership guidelines require directors to own and maintain a minimum of $100,000 of our common stock. Each director has four years from the implementation of this policy in 2018 or four years after a non-employee director’s appointment to the Board of Directors (whichever is later) to satisfy this requirement. To avoid fluctuating ownership requirements, once our directors have achieved the ownership guidelines, they will be considered to have satisfied the requirements as long as the shares used to meet the underlying requirements are retained.
In July 2011, the Board of Directors approved the Director Payment Election Plan which provides the directors with a convenient mechanism to acquire stock to comply with the director stock ownership guidelines. Each year the Director Payment Election Plan allows for a director to elect, beginning on the first day of the open trading window following the annual meeting of the Company’s stockholders and ending on the last day of such open trading window, to receive, in lieu of cash, all or a specified percentage of all fees to be earned for serving on the Board of Directors in shares of the Company’s common stock. The election shall be irrevocable for each applicable year. The Company will issue to each director who has elected to receive common stock, on the date fees become payable on a quarterly basis during the applicable year in accordance with the Company’s normal payment practices, a number of shares of common stock equal to (i) the cash value of any fees otherwise payable to the director, divided by (ii) the closing sales price for the common stock on the applicable payment date. If the calculation would result in the issuance of any fractional share, the Company will, in lieu of issuing any fractional share, pay cash equal to the fraction multiplied by the closing sales price on the applicable payment date.
The following table sets forth a summary of the compensation earned in fiscal year 2020 by each person who served as a non-employee director during such year, who is not a NEO.
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)(1)(2)(3)	Option Awards ($)(1)(2)	Total ($)
Warren B. Phelps III	$70,997	$75,001	$—	145,998
Jim Barnes	29,670	50,003	—	79,673
Joshua L. Berman	46.502	50,003	—	96,505
Jay K. Greyson	35,414	73,588	—	109,002
Nanxi Liu	7,976	—	—	7,976
Dr. Lisa Costa
Sol Khazani	—	—	—
Mehran Nia	—	103,000	1,272,000.00	1,375,000
(1)
Stock options and restricted stock units were granted pursuant to our 2016 Incentive Plan. The amounts shown represent the aggregate grant date fair value of such option and restricted stock unit awards as computed in accordance with FASB ASC Topic 718. See also our discussion of share-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Estimates” and “Note 7 to the Consolidated Financial Statements - Stockholders Equity and Share-based Compensation” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021.

(2)
As of January 2, 2021, Mr. Berman held 52,077 restricted stock units and 170,000 options outstanding, Mr. Phelps held 77,588 restricted stock units and 170,000 options outstanding, Mr. Greyson held 52,077 restricted stock units and 115,000 options outstanding, Mr. Nia held 0 restricted stock units and 600,000 options outstanding. Mr. Nia’s stock options were granted in accordance with the Consulting Agreement discussed below under “Related Party Transactions”. Mr. Khazani did not hold any restricted stock unit awards or options as of January 2, 2021. On March 10, 2020, Mr. Nia was awarded 38,764 shares of common stock.

(3)
Mr. Greyson elected to have 40% of his director fees paid in stock. Total director fees paid in stock to Mr. during 2020 was $23,587, which is included in amount of the stock awarded to him as disclosed in the above table.

OWNERSHIP OF SECURITIES BY
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table indicates information as of March 24, 2021 regarding the ownership of our common stock by:
•	each person who is known by us to own more than 5% of our shares of common stock;
•	each NEO;
•	each of our directors; and
•	all of our directors and executive officers as a group.
The number of shares beneficially owned and the percentage of shares beneficially owned are based on 50,602,499 shares of common stock outstanding as of March 24, 2021. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares subject to options that are exercisable within 60 days following March 24, 2021 and shares subject to restricted stock units that are convertible within 60 days following March 24, 2021 are deemed to be outstanding and beneficially owned by the grant recipient for the purpose of computing share and percentage ownership of that grant recipient, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.
Name and Address of Beneficial Owners(1)	Number of Shares	Percentage of Shares Beneficially Owned
5% Stockholders:
Morgan Stanley(2)	2,534,680	5.0%
The Goldman Sachs Group, Inc.(3)	3,098,355	6.1%
Park West Asset Management LLC(4)	2,782,478	5.5%
Polar Asset Management Partners Inc.(5)	2,590,424	5.1%
Officers and Directors:
Lev Peker(6)	2,396,337	4.7%
David Meniane(7)	1,171,589	2.3%
Houman, Akhavan(8)	493,512	*
Alfredo Gomez(9)	711,017	1.4%
Sanjiv Gomes(10)	323,992	*
Jim Barnes	14,296	*
Jay K. Greyson(11)	263,765	*
Warren B. Phelps III(12)	324,739	*
Henry Maier	0	*
Nanxi Liu	1,050	*
Lisa Costa	0	*
All directors and executive officers as a group	3,653,847	11.3%
*	Less than 1%
(1)	The address for each of the officers and directors is c/o CarParts.com, Inc. at 2050 W. 190th Street, Suite 400, Torrance, California 90504.
(2)
Based on a Schedule 13G filed with the SEC on February 8, 2021, consists of 2,534,680 shares over which Morgan Stanley has shared power to dispose or to direct the disposition of the shares, and is thus deemed to beneficially own such shares.

(3)
Based on a Schedule 13G filed with the SEC on February 11, 2021, consists of 3,098,365 shares over which The Goldman Sachs Group Inc. has shared power to dispose or to direct the disposition of the shares, and is thus deemed to beneficially own such shares.

(4)
Based on a Schedule 13G/A filed with the SEC on April 6, 2020, consists of 2,782,478 shares over which Park West Asset Management LLC has shared power to dispose or to direct the disposition of the shares, and is thus deemed to beneficially own such shares.

(5)
Based on a Schedule 13G filed with the SEC on February 8, 2021, consists of 2,590,424 shares (including 355,000 Shares issuable upon the exercise of options) over which Polar Asset Management Partners Inc. has sole power to dispose or to direct the disposition of the shares, and is thus deemed to beneficially own such shares.

(6)	Includes 480,543 shares issuable upon exercise of outstanding options which are exercisable as of March 25, 2021 or within 60 days after such date.

(7)	Includes 371,692 shares issuable upon exercise of outstanding options which are exercisable as of March 25, 2021 or within 60 days after such date.
(8)	Includes 152,835 shares issuable upon exercise of outstanding options which are exercisable as of March 25, 2021 or within 60 days after such date.
(9)	Includes 137,595 shares issuable upon exercise of outstanding options which are exercisable as of March 25, 2021 or within 60 days after such date.
(10)
Includes (i) 193,290 shares issuable upon exercise of outstanding options which are exercisable as of March 25, 2021 or within 60 days after such date, and (ii) 235 restricted stock units which are subject to vesting within 60 days of March 25, 2021.

(11)	Includes 95,000 shares issuable upon exercise of outstanding options which are exercisable as of March 25, 2021 or within 60 days after such date.
(12)	Includes 150,000 shares issuable upon exercise of outstanding options which are exercisable as of March 25, 2021 or within 60 days after such date.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of our equity compensation plans in effect as of April 3, 2021:
	Number of securities to be issued upon exercise of outstanding options and awards (a)	Weighted-average exercise price of outstanding options and awards (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:	9,390,700	$3.95	1,047,451(1)(2)
Equity compensation plans not approved by security holders:	—	—	—
Total	10,826,454	$1.78	1,007,182
(1)
Represents securities available for issuance under the 2007 Omnibus Plan and 2016 Incentive Plan that may be granted in the form of stock options, restricted stock units, PRSUs or any other type of award available for grant under the 2016 Incentive Plan.

(2)
The share reserve under the 2016 Incentive Plan will automatically increase on January 1st of each year through (and including) January 1, 2026 in an amount equal to one million five hundred thousand (1,500,000) shares per year; however, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares of common stock than would otherwise occur pursuant to the automatic increase.

CERTAIN RELATIONSHIPS
AND RELATED TRANSACTIONS
Since December 29, 2018, except as set forth below, there has not been, nor is there any proposed transaction where we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, director nominee, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation agreements and other agreements and transactions which are described in “Executive Compensation and Other Information” and “Corporate Governance - Voting Agreements with Stockholders”.
Policies and Procedures for Related Party Transactions
Pursuant to the written charter of our Audit Committee adopted in January 2007, our Audit Committee is responsible for reviewing and approving all related party transactions and potential conflict of interest situations involving a principal stockholder, a member of the Board of Directors or senior management. In addition, our company policies require that our officers and employees avoid using their positions for purposes that are, or give the appearance of being, motivated by a desire for personal gain, and our policies further require that all officers and employees who have authority to initiate related party transactions provide a written report, on a quarterly basis, of all activities which could result in a conflict of interest or impair their professional judgment. All such written reports concerning related party transactions or conflicts of interest are submitted to, and reviewed by, our Chief Financial Officer and our Audit Committee.
Related Party Transactions
Consulting Agreement with Mehran Nia. On March 25, 2019, the Board appointed Mehran Nia as a Special Advisor to the Company. In connection with Mr. Nia’s appointment as a Special Advisor, Mr. Nia entered into a Consulting Agreement with the Company (the “Consulting Agreement”), pursuant to which Mr. Nia will perform such duties prescribed by the Company’s Chief Executive Officer including without limitation the following: analysis of the Company’s data and catalog and merchandising operations, real estate negotiation, vendor negotiation, and other ad hoc projects assigned to him by the Company’s Chief Executive Officer. Mr. Nia will work an average of twenty (20) hours per week during the term of the Consulting Agreement with at least eight (8) weeks of service in Manila, Philippines. As consideration for Mr. Nia’s services, Mr. Nia was granted a stock option to purchase 600,000 shares of the Company’s common stock pursuant to the Company’s 2016 Incentive Plan with a fair market value equal to $653,820.00. The exercise price for the stock option was $1.03, the closing sales price of the Company’s common stock as reported by Nasdaq on the date of grant. The stock option vests in equal installments over a two year period, with such vesting commencing on the first month anniversary of the grant date, and the remainder of which vests and becomes exercisable in twenty-three equal monthly installments thereafter, subject to Mr. Nia’s continued service with the Company through such vesting dates.
Indemnification Agreements. The Company has entered into indemnification agreements with the Company’s directors and executive officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted under law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company also intends to enter into indemnification agreements with the Company’s future directors and executive officers.
On March 25, 2013, the Company authorized the issuance of 4,150 shares of Series A Preferred and entered into a Securities Purchase Agreement pursuant to which the Company agreed to sell up to an aggregate of 4,150 shares of our Series A Preferred, $0.001 par value per share at a purchase price per share of $1.45 for aggregate proceeds to the Company of approximately $6,017. On March 25, 2013, the Company sold 4,000 shares of Series A Preferred for aggregate proceeds of $5,800. On April 5, 2013, the Company sold the remaining 150 shares of Series A Preferred for aggregate proceeds of $217. The Company incurred issuance costs of $847 and used the net proceeds from the sale of the Series A Preferred to reduce its revolving loan payable. On June 19, 2020, each outstanding share of Series A Preferred automatically converted to one share of the Company’s common stock. This automatic conversion was required pursuant to Section 4 of the Series A Securities Purchase Agreement because the volume weighted average price for the common stock price was equal to, or exceeded, $4.35 for 30 consecutive trading days. The Company issued an aggregate of 2,620,687 shares of common stock in connection with the automatic conversion on June 19, 2020. Because of this automatic conversion, 0 shares of Series A Preferred shares were outstanding as of January 2, 2021.
ANNUAL REPORT
A copy of our annual report on Form 10-K for the fiscal year ended January 2, 2021, (excluding the exhibits thereto) accompanies the proxy materials being mailed to all stockholders. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material. Stockholders may obtain a copy of the Annual Report and any of our other filings with the SEC, without charge, by writing to our Corporate Secretary, CarParts.com, Inc., 2050 W. 190th Street, Suite 400, Torrance, California 90504. The Annual Report on Form 10-K (including the exhibits thereto) is also available on the SEC’s website at www.sec.gov.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2021
AT THE OFFICES OF THE COMPANY LOCATED AT
2050 W. 190TH STREET, SUITE 400, TORRANCE, CALIFORNIA 90504. This proxy statement and our annual report on Form 10-K for the year ended January 2, 2021 are also available at http://carparts.com/investor. We encourage you to access and review all of the important information contained in the proxy materials before voting. To obtain directions to be able to attend the stockholder meeting and vote in person, please contact our Corporate Secretary, at our principal executive offices at 2050 W. 190th Street, Suite 400, Torrance, California 90504 or by calling us at (424) 702-1455. You will also be required to register for the meeting at proxyvote.com to attend the meeting in person.

ADDITIONAL INFORMATION
Deadline for Receipt of Stockholder Proposals Intended for Inclusion in Proxy Materials
A stockholder seeking to have a proposal included in the Company’s proxy statement for the 2022 annual meeting of stockholders must comply with Rule 14a-8 under the Exchange Act. Pursuant to Rule 14a-8 of the Exchange Act, some stockholder proposals may be eligible for inclusion in our proxy statement for the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”). Stockholder proposals that are intended to be presented at our 2022 Annual Meeting and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us at our principal executive officers not later than December 20, 2021 and must comply with the requirements of Rule 14a-8 of the Exchange Act.
Stockholder Proposals Not Intended for Inclusion in Proxy Materials and Director Nominations
If a stockholder wishes to submit a proposal which is not intended to be included in our proxy statement under Rule 14a-8 of the Exchange Act, or wishes to nominate a person as a candidate for election to the Board, the stockholder must submit the proposal or nomination between the close of business on February 17, 2022 and the close of business on March 19, 2022. If the date of the 2022 Annual Meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary date of the 2021 Annual Meeting of Stockholders (a situation that we do not anticipate), the stockholder must submit any such proposal or nomination not earlier than the 90th day before the 2022 Annual Meeting and not later than the close of business on the later of (i) the 60th day before the 2022 Annual Meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Stockholders are advised to review our bylaws which contain these advance notice requirements with respect to advance notice of stockholder proposals and director nominations.
In addition, with respect to any proposal that a stockholder presents at the 2022 Annual Meeting that is not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, the proxy solicited by the Board of Directors for such annual meeting will confer discretionary voting authority to vote on such stockholder proposal to the extent permitted under Rule 14a-4 under the Exchange Act.
Stockholder proposals must be in writing and should be addressed to our Corporate Secretary, at our principal executive offices at 2050 W. 190th Street, Suite 400, Torrance, California 90504. It is recommended that stockholders submitting proposals direct them to our Corporate Secretary and utilize certified mail, return receipt requested, in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our bylaws and conditions established by the SEC.
Stockholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single copy of Annual Meeting materials to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are stockholders will be “householding” the Company’s proxy materials. A single copy of the Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of the Annual Meeting Materials, please notify your broker or the Company. Direct your written request to ,CarParts.com, Inc., Attn: Corporate Secretary, 2050 W. 190th Street, Suite 400, Torrance, California 90504 or contact the Company by telephone at (424) 702-1455. Stockholders who currently receive multiple copies of the Annual Meeting Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER BUSINESS
The Board of Directors is not aware of any other matter which will be presented for action at the Annual Meeting other than the matters set forth in this proxy statement. If any other matter requiring a vote of the stockholders arises, it is intended that the proxy holders will vote the shares they represent as the Board of Directors may recommend. The enclosed proxy grants the proxy holders discretionary authority to vote on any such other matters properly brought before the Annual Meeting.
By Order of the Board of Directors

Lev Peker
Chief Executive Officer

APPENDIX A
CARPARTS.COM, INC.
2021 EMPLOYEE STOCK PURCHASE PLAN

(As Adopted     , 2021)
1. General.
(a) Purpose.The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock through accumulated payroll deductions. The Company’s intention is to have the Plan and Offerings thereunder qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.
(b) Effectiveness. The first Offering Period under the Plan will commence on the first Trading Day on or after July 1, 2021, as provided in Section 4.
2. Definitions.
(a) “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.
(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where awards are, or will be, granted under the Plan.
(c) “Board” means the Board of Directors of the Company.
(d) “Change in Control” means the occurrence of any of the following events:
(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or
(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or
(iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or
(iv) A change in the composition of the Board occurring within a two (2) year period, as a result of which less than a majority of the Directors are Incumbent Directors. “Incumbent Directors” means Directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors to the Company).
(e) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.
(f) “Committee” means a committee of the Board appointed in accordance with Section 14 hereof.
(g) “Common Stock” means the common stock of the Company.
(h) “Company” means CarParts.com, Inc., a Delaware corporation.

(i) “Compensation” means an Employee’s base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.
(j) “Designated Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan or any Offering.
(k) “Director” means a member of the Board.
(l) “Eligible Employee” means any individual who is a common law employee of an Employer and is customarily employed for at least twenty (20) hours per week. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave. The Administrator, in its discretion, from time to time may, prior to the Offering Date of an Offering, determine (on a uniform and nondiscriminatory basis) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5)months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), or (iv) is a highly compensated employee under Section 414(q) of the Code with compensation above a certain level or who are Officers or subject to the disclosure requirements of Section 16(a) of the Exchange Act. Notwithstanding any provision of the Plan, the Administrator may in its sole discretion prior to the Offering Date of an Offering determine that citizens or residents of a foreign jurisdiction who are employed by the Company or a Designated Subsidiary shall not be Eligible Employees if, as of the Offering Date of the grant of an Option to citizens or residents of the foreign jurisdiction is prohibited under the laws of such jurisdiction; or compliance with the laws of the foreign jurisdiction would cause the Offering to violate the requirements of Code Section 423. For rules regarding participation of foreign Subsidiaries, Section 27 shall govern.
(m) “Employer” means any one or all of the Company and its Designated Subsidiaries.
(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(o) “Exercise Date” means the last Trading Day of each Purchase Period. Notwithstanding the foregoing, the Administrator, in its discretion, from time to time may, prior to the Offering Date of an Offering, determine (on a uniform and nondiscriminatory basis) when the Exercise Dates will occur during a Purchase Period.
(p) “Fair Market Value” means, with respect to shares of Common Stock, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Administrator. Notwithstanding the foregoing, unless otherwise determined by the Administrator, the Fair Market Value of shares of Common Stock on a given date for purposes of the Plan shall be the closing sale price of the shares as reported on the NASDAQ Global Market on such date or, if such market is not open for trading on such date, on the most recent preceding date when such market is open for trading.
(q) “Fiscal Year” means the fiscal year of the Company.
(r) “New Exercise Date” means a new Exercise Date set by shortening any Offering Period then in progress.
(s) “Offering” means the grant of Options to purchase shares of Common Stock under the Plan to Eligible Employees. The terms of each Offering need not be identical; provided, however, that the rights and privileges established with respect to an Offering will apply in an identical manner to all employees of the Company and each Designated Subsidiary that are granted Options under the Offering.
(t) “Offering Date” means the first Trading Day of each Offering Period.

(u) “Offering Period” means the period of time the Administrator may determine prior to an Offering Date, for Options to be granted on such Offering Date, during which an Option granted under the Plan may be exercised, not to exceed twenty-seven (27) months. Unless the Administrator provides otherwise, Offering Periods will have a duration of approximately six (6) months (i) commencing on the first Trading Day on or after January 1 of each year and terminating on the last Trading Day in the period ending the following June 30, approximately six (6) months later, and (ii) commencing on the first Trading Day on or after July 1 of each year and terminating on the last Trading Day in the period ending the following December 31, approximately six (6) months later. The first Offering Period under the Plan will commence on the first Trading Day on or after July 1, 2021, and will end on the last Trading Day on or before December 31, 2021. The duration and timing of Offering Periods may be changed pursuant to Sections 4, 19 and 20.
(v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(w) “Option” means an option to purchase shares of Common Stock granted pursuant to the Plan.
(x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(y) “Participant” means an Eligible Employee who holds an outstanding Option granted pursuant to the Plan.
(z) “Plan” means this CarParts.com, Inc. 2021 Employee Stock Purchase Plan, as set forth herein and as may be amended from time to time.
(aa) “Purchase Period” means the period during an Offering Period during which shares of Common Stock may be purchased on a Participant’s behalf in accordance with the terms of the Plan or Offering. Unless and until the Administrator provides otherwise, the Purchase Period will have the same duration and coincide with the length of the Offering Period.
(bb) “Purchase Price” shall be determined by the Administrator (on a uniform and nondiscriminatory basis) prior to an Offering Date for all Options to be granted on such Offering Date, subject to compliance with Section 423 of the Code and Treasury regulations promulgated thereunder (or any successor rule or provision or any other Applicable Laws) or pursuant to Section 20. Unless and until the Administrator provides otherwise with respect to an Offering, the Purchase Price will be equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or the Exercise Date, whichever is lower.
(cc) “Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.
(dd) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(ee) “Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.
3. Eligibility.
(a) Offering Periods. Any individual who is an Eligible Employee on a given Offering Date of any Offering Period will be eligible to participate in the Plan, subject to the requirements of Section 5.
(b) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an Option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or

Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.
4. Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1 and July 1 each year, or on such other date as the Administrator will determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The first Offering Period under the Plan will commence on the first Trading Day on or after July 1, 2021, and will end on the last Trading Day in the period ending December 31, 2021, approximately six (6) months later. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.
5. Participation. An Eligible Employee may participate in the Plan pursuant to Section 3 by (a) submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Offering Date, a properly completed subscription agreement authorizing payroll deductions in the form provided by the Administrator for such purpose, or (b) following an electronic or other enrollment procedure prescribed by the Administrator.
6. Payroll Deductions.
(a) At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding thirty percent (30%) of the Compensation which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, a Participant will have the payroll deductions made on such day applied to his or her account under the subsequent Purchase or Offering Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.
(b) Payroll deductions for a Participant will commence on the first pay day following the Offering Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.
(c) All payroll deductions made for a Participant will be credited to his or her account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.
(d) A Participant may discontinue his or her participation in the Plan as provided in Section 10 by (i) properly completing and submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator, the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator. If a Participant has not followed such procedures, the rate of his or her payroll deductions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). Unless the Administrator determines otherwise prior to the beginning of an Offering Period, a Participant may not increase or decrease the rate of his or her payroll deductions during the Offering Period, other than a decrease due to a discontinuance of participation. To the extent the Administrator permits changes in payroll deductions, the Administrator may, in its sole discretion, limit the nature and/or number of payroll deduction rate changes that may be made by Participants during any Offering Period.
(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), or if the Administrator reasonably anticipates a Participant has contributed a sufficient amount to purchase a number of shares of Common Stock equal to or in excess of the applicable limit for such Offering Period (as set forth in Section 7 or as established by the Administrator), a Participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Subject to Section 423(b)(8) of the Code and Section 3(b) hereof, or for Participants who have had their contributions reduced due to the applicable limits on the maximum number of shares that may be purchased in any Offering Period, payroll deductions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

(f) At the time the Option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s or Employer’s federal, state, or any other tax liability payable to any authority, national insurance, Social Security or other tax withholding obligations, if any, which arise upon the exercise of the Option or the disposition of the Common Stock. At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee.
(g) Notwithstanding any provision of the Plan, no payroll deductions may commence during an Offering Period unless the shares of Common Stock to be issued upon exercise of the Options granted in the Offering are covered by an effective registration statement pursuant to the Securities Act. If on an Offering Date the shares of Common Stock are not so registered, no payroll deductions shall take effect on such Offering Date, and the Offering Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement.
7. Grant of Option. On the Offering Date of each Offering, each Eligible Employee participating in such Offering will be granted an Option to purchase on each Exercise Date during the applicable Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Offering Period more than ten thousand (10,000) shares of the Common Stock (subject to any adjustment made by the Administrator and announced prior to the scheduled beginning of the first Offering Period to be affected thereafter or pursuant to Section 19), and provided further that such purchase will be subject to the limitations set forth in Sections 3(b) and 13. The Eligible Employee may accept the grant of such Option by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offerings, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period or Offering Period. Exercise of the Option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The Option will expire on the last day of the Offering Period.
8. Exercise of Option.
(a) Unless a Participant withdraws from the Plan as provided in Section 10, his or her Option will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the Option will be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares of Common Stock will be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Offering, subject to earlier withdrawal by the Participant as provided in Section 10. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s Option to purchase shares hereunder is exercisable only by him or her.
(b) Notwithstanding any contrary Plan provision, if the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which Options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and either (A) continue all Offering Periods then in effect or (B) terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

9. Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant, as appropriate, of the shares purchased upon exercise of his or her Option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any Option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.
10. Withdrawal.
(a) Pursuant to procedures established by the Administrator, a Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her Option under the Plan at any time by (i) submitting to the Company’s payroll office (or its designee) a written notice of withdrawal in the form prescribed by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure prescribed by the Administrator. All of the Participant’s payroll deductions credited to his or her account will be paid to such Participant as promptly as practicable after receipt of notice of withdrawal and such Participant’s Option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5 hereof.
(b) A Participant’s withdrawal from an Offering will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offerings which commence after the termination of the Offering from which the Participant withdraws.
11. Termination of Employment. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s Option will be automatically terminated.
12. Interest. No interest will accrue on the payroll deductions of a Participant in the Plan.
13. Stock.
(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock which will be made available for sale under the Plan will be 250,000 shares.
(b) Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.
(c) Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant.
14. Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. As of the date hereof, the Compensation Committee of the Board is the Administrator of the Plan. The Administrator will have full and exclusive discretionary authority, subject to, and within the limitations of, the express provisions of the Plan:
(a) To determine how and when Options to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Options (which need not be identical);
(b) To designate from time to time which Subsidiaries of the Company shall be eligible to participate in the Plan as Designated Subsidiaries;

(c) To construe, interpret and apply the terms of the Plan and, in the exercise of this power, correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;
(d) To determine eligibility and to adjudicate all disputed claims filed under the Plan;
(e) To adopt rules or procedures relating to the operation and administration of the Plan, including, without limitation, rules and procedures regarding eligibility to participate in the Plan or any Offering, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and handling of stock certificates which vary with local requirements and such other procedures as are necessary to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States;
(f) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States; and
(g) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as a tax-qualified employee stock purchase plan.
Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revert to the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.
15. Death of Participant. In the event of the death of a Participant, the Company shall deliver any remaining cash balance to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such cash balance to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate. All shares held by a broker or designated agent of the Company shall be delivered to such beneficiary named under the brokerage or agent account (or if there is no such beneficiary, as provided under the account).
16. Transferability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an Option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw from an Offering in accordance with Section 10 hereof.
17. Use of Funds. The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions. Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such shares.
18. Reports. Individual bookkeeping accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any. Notwithstanding the foregoing, all payroll deductions received under the Plan shall be deposited with the general funds of the Company except where applicable law requires that contributions be deposited with an independent third party.
19. Adjustments, Dissolution, Liquidation, Merger or Change in Control.
(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common

Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock which may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised, and the numerical limits of Sections 7 and 13 hereof.
(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.
(c) Merger or Change in Control. In the event of a merger or Change in Control, each outstanding Option will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (including a right to acquire the same consideration paid to the stockholders in the merger or Change in Control). In the event that the successor corporation refuses to assume or substitute for the Option, the Offering Period with respect to which such Option relates will be shortened by setting a New Exercise Date and will end on the New Exercise Date. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.
20. Amendment or Termination.
(a) The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts which have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable.
(b) Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.
(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i) amending the Plan to conform with the safe harbor definition under FASB ASC 718-50-25-1, including with respect to an Offering Period underway at the time;

(ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
(iii) shortening any Offering Period by setting a New Exercise Date or terminating any outstanding Offering Period and returning contributions made through such date to Participant, including an Offering Period underway at the time of the Administrator action;
(iv) allocating shares;
(v) reducing the maximum percentage of Compensation a Participant may elect to set aside as payroll deductions; and
(vi) reducing the maximum number of Shares a Participant may purchase during any Offering Period or Purchase Period.
Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.
21. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
22. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
23. Term of Plan. The Plan will become effective upon its adoption by the Board, but no Options shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after of its approval by the Board. The Plan will continue in effect until terminated under Section 20 or until no Options are available for grants hereunder.
24. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
25. Covenants of the Company. The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Options. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Options unless and until such authority is obtained.
26. Not a Contract of Employment. The Plan and Offerings do not constitute an employment contract. Nothing in the Plan or in any Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Subsidiary, or on the part of the Company or a Subsidiary to continue the employment of a Participant.
27. International Participants. The Committee shall have the power and authority to allow any of the Company’s Subsidiaries other than Designated Subsidiaries to adopt and join in a portion of this Plan for employees of any such Subsidiary who are generally not subject to income taxation by the United States, and such portion is not intended to comply with Section 423 of the Code (the “Non-U.S. Portion”). If the Committee allows any Subsidiary other than a Designated Subsidiary to adopt the Non-U.S. Portion of the Plan, the Committee may allow certain employees of such Subsidiaries who work or reside outside of the United States an opportunity to acquire shares of Common Stock in accordance with such special terms and conditions as the Committee may adopt from time to time, which terms and conditions may modify the terms and conditions set forth elsewhere in this Plan, with respect to such employees. Without limiting the authority of the Committee, the special terms and conditions that may be adopted with respect to any foreign country need not be the same for all foreign countries; and may include but are not limited to the right to participate, procedures for elections to participate, the payment of any interest with respect to amounts received from or credited to accounts held for the benefit of such employees who elect to participate, the purchase price of any shares of Common Stock to be acquired, the length of any Offering Period, the maximum amount of contributions, credits or shares that may be acquired by any such participating employees, and a participating employee’s rights in the event of his or her death, disability, withdrawal from participation in the purchase of shares under the Non-U.S. Portion of the Plan, or termination of employment. Any rights granted under the Non-U.S. Portion of the Plan to must be limited to non-resident alien individuals employed by Subsidiaries that are not Designated Subsidiaries and operate outside the United States, such that the grant is treated under section 1.409A-1(b)(8) of the Treasury Regulations as not providing deferred compensation for such individuals.
28. Governing Law. The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

EXHIBIT A to 2021 Employee Stock Purchase Plan
CARPARTS.COM, INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT
☐	Original Application	Offering Date:
☐	Change in Payroll Deduction Rate
1. I,           , hereby elect to participate in the CarParts.com, Inc. 2021 Employee Stock Purchase Plan (the “Plan”), and subscribe to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.
2. I hereby authorize payroll deductions from each paycheck in the amount of    % of my Compensation on each payday (from 0% to 30%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)
3. I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Stock under the Plan.
4. I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.
5. Shares of Common Stock purchased for me under the Plan should be issued in my name.
6. I understand that if I dispose of any shares received by me pursuant to the Employee Stock Purchase Plan within two (2) years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or one (1) year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me.
7. If I dispose of such shares at any time after the expiration of the two (2)-year and one (1)-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (b) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.
8. I hereby agree to be bound by the terms of the Plan and the applicable Offering document. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.
Dated:
Signature of Employee
[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT B to 2021 Employee Stock Purchase Plan
CARPARTS.COM, INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL
The undersigned Participant in the Offering Period of the CarParts.com, Inc. 2021 Employee Stock Purchase Plan (the “Plan”) that began on               (the “Offering Date”), hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all of the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.
Name:
Address:

Signature:
Date:

CARPARTS.COM, INC.
ATTN: CORPORATE SECRETARY
2050 W. 190TH ST.
SUITE 400
TORRANCE, CA 90504

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON
If you are a stockholder of record, you may vote in person at the meeting by requesting a ballot. To attend the meeting, go to the "Register for Meeting" link at www.proxyvote.com. Please note that you will need to print your admission ticket and bring a valid photo ID to attend the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D53924-P53507 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CARPARTS.COM, INC.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. Election of the following Class III Directors	☐	☐	☐	______________________

Nominees:

01) Lev Peker
02) Warren Phelps III
03) Dr. Lisa Costa

NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting, to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

The Board of Directors recommends you vote FOR the above nominees and FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

If you plan to attend the meeting in person, please register and print an admission ticket in advance at proxyvote.com, following the instructions set forth in the proxy statement. You will need the 16-digit control number printed on the other side of this proxy card.

Questions? Please contact us at 1-424-702-1455.

D53925-P53507

CARPARTS.COM, INC.
Annual Meeting of Stockholders
May 18, 2021 9:00 AM, PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Lev Peker and Alfredo Gomez, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CARPARTS.COM, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on May 18, 2021, at CarParts.com, Inc., 2050 W. 190th St., Suite 400, Torrance, CA 90504, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side